EXHIBIT 10.3

Royal Wolf Common Terms Deed Poll

Table of Contents

Agreed terms
1 Interpretation and Definitions
2 Deed Poll
3 Finance Documents
4 Security Trustee's limit on liability
5 Finance Party's rights and obligations
6 Payments
7 Currency Provisions
8 Withholding tax
9 Illegality or impossibility
10 Representations and warranties
11 Undertakings
12 Guarantee and indemnity
13 Insurance
14 Effect of Review Event
15 Default
16 Meetings and resolutions
17 Fees
18 Costs, Taxes and general indemnities
19 GST and indirect Taxes
20 Interest on overdue amounts
21 Change to the Obligors
22 Dealing with interests
23 Notices and other communications
24 Protection of the Finance Parties
25 General
Schedule 1 –  Parties and Details for Notices – Borrowers   Borrowers
Schedule 2 – Parties and Details for Notices – Guarantors and Obligors
Schedule 3 –  Group Structure – clause 11.1(k)
Schedule 4 –  Compliance certificate
Schedule 5 –  Borrower Accession Deed Poll (clause 21)
Schedule 6 –  Guarantor Accession Deed Poll (clause 21)
Schedule 7 – Guarantor Release Deed Poll (clause 21.6)
Schedule 8 – Additional Obligor conditions precedent (clause 21)

Royal Wolf Common Terms Deed Poll
Date                                                                    2016

Deed poll by
Name	Each entity named in Schedule 1
Short form name	Each an Initial Borrower
Notice details	As specified in Schedule 1

Name	Each entity named in Schedule 2
Short form name	Each an Initial Guarantor
Notice details	As specified in Schedule 2

in favour of	Each Finance Party

Background
A.
This deed poll contains the terms and conditions, as supplemented or varied in accordance with the provisions of a relevant "Facility Agreement" and the Finance Documents (each as defined below), applicable to financial accommodation, the provision of banking services or facilities, or financial products, which is expressed to be subject to these terms and conditions to Royal Wolf Trading Australia Pty Limited (ACN 069 244 417) and Royalwolf Trading New Zealand Ltd (Company number 1062072) each a "Borrower".

B.	This deed poll also sets out the terms on which each Guarantor gives a guarantee and indemnity in respect of the Guaranteed Money and each Obligor's obligations under the Finance Documents.
C.
Financial accommodation provided from time to time to the Borrowers in accordance with the terms of this deed poll and which is expressed to be secured, is subject to the Security Trust Deed dated on or about the date of this deed, and made between ANZ Fiduciary Services Pty Limited (ACN 100 709 493) as the "Security Trustee", the Borrowers and the parties specified therein as the "Obligors".

D.
A "Financier" (as defined below) is bound by and is deemed to have notice of all the provisions of this deed, and if the financial accommodation, banking service or facility or financial product, is expressed to be secured, to have notice of all the provisions of the Security Trust Deed.

Agreed terms

1	Interpretation and Definitions
1.1	Definitions
In this deed poll and in a "Finance Document" with respect to any "Facility" (as defined below), the following meanings apply unless the contrary intention appears:
Borrower Accession Deed Poll means a deed substantially in the form set out in Schedule 5.
Accounting Standards means:
(a)
in respect of a company incorporated under the Australian Corporations Act and the financial statements of that company, accounting standards, principles and practice applying by law or otherwise which are generally accepted and consistently applied in Australia;

(b)
in respect of a company incorporated under the NZ Companies Act and the financial statements or consolidated financial statements of that company, generally accepted accounting practice as defined in section 3 of the NZ Financial Reporting Act, consistently applied in New Zealand;

(c)
in respect of a company incorporated in any other jurisdiction and the financial statements of that company, accounting principles and practices applying by law or otherwise generally accepted in that jurisdiction, consistently applied; and

(d)	in respect of the Group, the accounting standards, principles and practices applying by law or otherwise which are generally accepted and consistently applied in Australia.
Additional Borrower means a company which becomes an additional Borrower in accordance with clause 21.
Additional Guarantor means a company which becomes an additional Guarantor in accordance with clause 21.
Additional Obligor means each Additional Borrower and each Additional Guarantor.

All Financiers means all Financiers under any and all Facility Agreements, entered into by one or more Borrowers from time to time and which incorporate, or are subject to, the terms and conditions in this deed.

Amount Owing means, at any time for a Finance Party, the total of all amounts (in any currency) which are then due for payment, or which will or may become due for payment, presently, prospectively or contingently, under any Finance Document (including transactions in connection with them) by an Obligor (whether alone or not and in any capacity) to or for the account of that Finance Party (whether alone or not and in any capacity).  It includes money and amounts:

(a)	in the nature of principal, interest, fees, costs, charges, expenses, duties, indemnities, Guarantee obligations or damages;
(b)	whether arising or contemplated before or after the date of this document or as a result of the assignment (with or without an Obligor's consent) of any debt, liability or Finance Document; and
(c)	which a person would be liable to pay but for an Insolvency Event in respect of that person.
ANZ Australia means Australian and New Zealand Banking Group Limited ACN 005 357 522.
ANZ NZ means ANZ Bank New Zealand Limited (company number 1062072) (formerly known as ANZ National Bank Limited).
ASIC means the Australian Securities & Investments Commission.
ASX means the ASX Limited ABN 98 008 624 691 or the stock exchange operated by it.
Attorney means an attorney appointed under a Finance Document.
Australian Corporations Act means the Corporations Act 2001 of Australia.

Australian General Security Deed (2014) means the document dated on or about the date of this deed poll entitled 'Australian General Security Deed 2014' dated on or about the date of this document between each Obligor and the Security Trustee under which each Obligor grants a Security Interest over all the present and after acquired property of that Obligor.

Australian GST has the meaning given to 'GST' in the Australian GST Act.
Australian GST Act means A New Tax System (Goods and Services Tax) Act 1999 of Australia.
Australian GST Group has the meaning given to 'GST Group' in the Australian GST Act.

Australian ITSA means an agreement between the members of an Australian GST Group which takes effect as an indirect tax sharing agreement under section 444-90 of Schedule 1 of the Australian TAA and complies with the Australian TAA and the Australian GST Act as well as any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian TAA.

Australian PPS Law means:
(a)	the Australian PPSA and any regulation made at any time under the Australian PPSA, including the Australian PPS Regulations (each as amended from time to time);
(b)	any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a).
Australian PPS Register means the register established under section 147 of the Australian PPSA.
Australian PPS Regulations means the Personal Property Securities Regulations 2010 of Australia.
Australian PPSA means the Personal Property Securities Act 2009 of Australia.
Australian TAA means the Taxation Administration Act 1953 of Australia.
Australian Tax Act means the Income Tax Assessment Act 1936 of Australia or the Income Tax Assessment Act 1997 of Australia (as applicable).
Australian Tax Consolidated Group means a 'consolidated group' or 'MEC group' (as defined in the Australian Tax Act) of which an Obligor which is incorporated in Australia is or becomes a member.
Australian TFA means a tax funding agreement between the members of an Australian Tax Consolidated Group which includes:
(a)
reasonably appropriate arrangements for the funding of tax payments by the head company (as defined in the Australian Tax Act) having regard to the position of each member of the Australian Tax Consolidated Group;

(b)
an undertaking from each member of the Australian Tax Consolidated Group to compensate each other member adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Australian Tax Consolidated Group; and

(c)
an undertaking from the head company to pay all group liabilities (as described in section 721-10 of the Australian Tax Act) of the Australian Tax Consolidated Group before the members of the Australian Tax Consolidated Group make any payments to the head company under the agreement.

Australian TSA means an agreement between the members of an Australian Tax Consolidated Group which takes effect as a tax sharing agreement under section 721-25 of the Australian Tax Act and complies with the Australian Tax Act and any applicable law, official directive, request, guideline or policy (whether or not having the force of law) issued in connection with the Australian Tax Act.

Authorisation means any consent, approval, permit, endorsement, authorisation, registration, filing, agreement, notarisation, certificate, Part 4A Certificate, permission, licence, lease, approval, authority, exemption or right to do something:

(a)
from, by or with any Governmental Agency, whether granted following positive action by the Governmental Agency or arising following the expiry of a period of time without intervention or action by a Governmental Agency;

(b)
from, by or with any indigenous person or traditional owner in relation to any estate or interest in land used in connection with any property which is held by that person or owner because that person is indigenous, is or claims to be a traditional owner or otherwise has a similar relationship with the land (whether or not recognised by law) including any right or entitlement under the Native Title Act 1993 (Cth) or any analogous legislation of any jurisdiction; and

(c)	from, by or with any person in relation to any estate or interest in land used in connection with any business of an Obligor.
Authorised Officer means:
(a)
in the case of a Finance Party, a director or secretary or attorney of the Financier or Security Trustee, as the case may be, or an officer of that party whose title contains the word "director", "chief", "head", "president" or "manager", or a person performing the functions of any of them, or any other person appointed by that party as an agent, attorney or Authorised Officer for the purposes of the Finance Documents; and

(b)	in the case of an Obligor, a director or secretary or any other person appointed by that Obligor as an Authorised Officer for the purposes of the Finance Documents.
Beneficiary will have the meaning given to that term in the Security Trust Deed.
Bill has the meaning it has in the:
(a)	Bills of Exchange Act 1909 of Australia; and
(b)	Bills of Exchange Act 1908 of New Zealand,
and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with those Acts.
Borrower means:
(a)	each of the Initial Borrowers referred to above; and
(b)	each person who becomes an Additional Borrower under a Borrower Accession Deed Poll (on the Borrower Accession Deed Poll taking effect).
Borrower Accession Deed Poll means a deed poll substantially in the form set out in Schedule 5.
Building means any building, structure, earthworks or improvement of any kind or any part of same.
Business Day means a day on which banks are open for general banking business in Sydney, Melbourne and Auckland (not being a Saturday, Sunday or public holiday in such places).
Calculation Period means each period of 12 months commencing on (and including) 1 January and 1 July in each year.
Change of Control means, other than with the prior written consent of the Majority Financiers (acting reasonably and in good faith):
(a)	where any person (whether directly or indirectly) acquires Control of an Obligor; or
(b)	the Company ceases legally and beneficially (directly or indirectly) to hold all of the shares in any Obligor (other than the Company).
For the purposes of determining whether there is a Change of Control under paragraph (a) above in respect of the Company, a Change of Control will be deemed not to occur as a result of General Finance Corporation increasing or decreasing its shareholding in the Company from that prevailing as at the date of this deed poll, unless such change results in another entity gaining Control of the Company.
Commitment has the meaning given to that term in the Facility Agreement.
Company means Royal Wolf Holdings Limited (ACN 121 226 793) of Level 2, 22-28 Edgeworth David Avenue, Hornsby NSW 2077.

Completion Date means the date on which all the conditions precedent, if any, required to be satisfied before the initial Drawing (as defined in the Facility Agreement) is to be made under that Facility Agreement have been satisfied or waived under the Facility Agreement.

Compliance Certificate means a completed certificate issued to the Financiers pursuant to clause 11.1(i), in the form of Schedule 4, signed by:
(a)	two directors of the of the Company; or
(b)	one director together with one of the following officers of the Company:
(i)	the Chief Executive Officer (CEO);
(ii)	the Chief Financial Officer (CFO); or
(iii)	the company secretary.
Compliance Period means the 12 month period immediately preceding 1 July and 1 January in each year to which a Compliance Certificate relates.
Contested Taxes means a Tax assessed as payable by a person where the person:
(a)	is diligently contesting the assessment in good faith and in accordance with proper procedures and laws;
(b)	is not required by applicable law to pay the Tax before the contest is determined; and
(c)	has satisfied the Finance Parties that it has set aside sufficient reserves of liquid assets to pay the Tax and any fine, penalty, interest or other cost payable if the contest is unsuccessful.
Control:
(a)	has the meaning given in section 50AA of the Australian Corporations Act; and
(b)
in respect of an 'entity' (as defined in the Australian Corporations Act) also includes the direct or indirect power to directly or indirectly direct the management or policies of the entity or control the membership or voting of the board of directors or other governing body of the entity (whether or not the power has statutory, legal or equitable force or arises by means of statutory, legal or equitable rights or trusts, agreements, arrangements, understandings, practices, the ownership of any interest in Marketable Securities, bonds or instruments of the entity or otherwise).

and, when used in relation to a NZ Obligor, as if that Obligor was subject to the Australian Corporations Act.
Controller has the meaning it has in the Australian Corporations Act and, when used in relation to a NZ Obligor, as if that Obligor was subject to the Australian Corporations Act.
Core Business means the hire, sale and modification of portable container solutions in three key product segments: portable storage, portable buildings and freight based on shipping container design.
Costs means costs, charges and expenses.
Deed of Amendment (Existing Security) means the document so titled dated on or about the date of this document between Australia and New Zealand Banking Group Limited and the Obligors.

Deed of Assignment (Existing Security) means the document so titled dated on or about the date of this document between Australia and New Zealand Banking Group Limited, the Security Trustee and the Obligors.

Default Rate means the applicable Interest Rate plus two per cent per annum.
Delegate means any agent, attorney or other delegate appointed under this deed poll by the Security Trustee or by any receiver or receiver and manager appointed under this deed poll.
Directive means:
(a)	a law; or
(b)
an order, treaty, an official directive, ruling, request, guideline or policy (whether or not having the force of law) of any central bank, governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation with which responsible financiers in the applicable jurisdiction would generally comply in carrying on their business.

Disposal means any sale, assignment, transfer, lease or other disposal, or grant of any interest whether:
(a)	in a single transaction or in a series of transactions (whether related or not); or
(b)	voluntarily or involuntarily.
Dollars, Australian Dollars, Australian dollars, AUD or A$ means the lawful currency of Australia.
Due Currency means, in respect of any payment to be made under a Finance Document, the currency in which that payment is due.

EBITDA means, in respect of a Calculation Period, the consolidated net profit after tax of the Group for that Calculation Period after adding the following or (as the case may be) making the following deductions, in each case (without double counting):

(a)	plus tax or other taxes on income or gains;
(b)	plus Interest Expense;
(c)	plus or minus any non-recurring items of income, gains or expense which are regarded as extraordinary, exception or significant items (or similar);
(d)	plus or minus any gain or loss on book value arising on the Disposal of any asset, except for any Disposals made in the ordinary course of trading;
(e)	plus or minus any gain or loss arising on any revaluation of any asset or liability;
(f)
plus or minus any non-cash AIFRS related adjustments and changes and non-cash mark to market and other financial derivative adjustments and non-cash unrealised gains and losses on hedging and financial derivatives;

(g)	plus any transaction costs incurred in connection with any acquisition or any debt or equity raising;
(h)	after adding back an adjustment for actual EBITDA of acquired entities for the last 12 months as if the Company had owned the acquired entity for the full 12 months;
(i)	less an adjustment for actual EBITDA of disposed entities for the last 12 months as if the Company had never owned the disposed entity for the full 12 months;
(j)	plus depreciation and amortisation; and
(k)	plus any non-cash expensing of options or other share-based non-cash payments including the management equity plan within the Group in that entity during that period.
Enforcement Date means the day that the Majority Financiers pass a resolution to exercise their Powers under clause 15.3.
Environment means all aspects of the surroundings of human beings including:
(a)	the physical factors of those surroundings, such as land, the waters and the atmosphere;
(b)	the biological factors of those surroundings, such as animals, plants and other forms of life; and
(c)	the aesthetic factors of those surroundings such as appearance, sounds, smells, tastes and textures.
Environmental Approval means any and all Authorisations of any kind relating to the Environment required by any Governmental Agency or any Environmental Law.

Environmental Law means any law relating to the Environment and pollution including a law relating to water, water catchments, pollution of air, soil, groundwater or water, noise, soil chemicals, pesticides, hazardous substances, the ozone layer, waste, dangerous goods, public health, occupational health and safety, environmental hazards, any aspect of protection of the Environment, or the enforcement or administration of any such law (whether that law arises under law or pursuant to an Authorisation, notice, decree, order or directive of any Governmental Agency or otherwise).

Environmental Liability means any of the following liabilities which arise, directly or indirectly, from or in relation to any property occupied by an Obligor:
(a)	all losses, costs and expenses associated with complying with the requirements of any Governmental Agency under an Environmental Law or in connection with an Environmental Approval;
(b)	any compensation or other money that a Governmental Agency requires to be paid to a Governmental Agency or any other person under an Environmental Law or an Environmental Approval;
(c)	any fines or penalties incurred under an Environmental Law or Environmental Approval;
(d)	all losses, costs and expenses incurred in complying with or avoiding a contravention of an Environmental Law or Environmental Approval;
(e)
all losses, costs and expenses (including all legal and consultancy costs) which are incurred as a result of any contravention or alleged contravention of an Environmental Law or Environmental Approval; and

(f)
all other claims, demands, suits, proceedings, causes of action, losses (including consequential losses) damages, costs and expenses arising under an Environmental Law or Environmental Approval and legal and consulting fees and interest.

Environmental Planning Instrument has the meaning given to in the EPA Act.
EPA Act means the Environmental Planning and Assessment Act 1979 (NSW).
Event of Default means an event so described in clause 15.1.
Event of Insolvency in relation to a person, means if one or more of the following events occur in relation to it:
(a)	it is (or states that it is) an insolvent under administration (as defined in the Australian Corporations Act) or insolvent (as defined in section 95A of the Australian Corporations Act); or
(b)	it is taken or admits to be unable to pay its debts under section 287 of the NZ Companies Act; or
(c)	if it is a corporation, a liquidator or provisional liquidator is appointed in respect of it; or
(d)
it is under administration or wound up (or otherwise the subject of a dissolution) or has had a Controller, Managing Controller, liquidator, provisional liquidator, receiver, administrative receiver, administrator, compulsory manager, trustee or other similar officer appointed to in respect of it or any of its property; or

(e)
it is subject to any arrangement, assignment, moratorium or composition (formal or informal) with or for the benefit of creditors or any class or group of them, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise), a personal insolvency agreement, protected from creditors under any statute or any similar proceeding or arrangement by which its assets are subjected conditionally or unconditionally to the control of its creditors or a trustee, unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved by the Majority Financiers; or

(f)
if it is a corporation, it is deregistered or dissolved (in each case, other than to carry out a reorganisation, amalgamation, merger or consolidation while solvent on terms approved by the Majority Financiers) or a step is taken under section 601AA, 601AB or 601AC of the Corporations Act to cancel its registration and such steps are not withdrawn or stopped within 15 Business Days; or

(g)	a court grants a petition, or an order is made, for the bankruptcy of an individual or his estate under any Insolvency Provision; or
(h)
an application or order has been made, resolution passed, proposal put forward, or any other corporate or other action, legal proceedings or other formal procedure or step is taken, in each case in connection with any matter in paragraphs (a) to (g) above, except if, in relation to an application, that application is withdrawn or dismissed within 10 Business Days; or

(i)	it is taken (under section 459F(1) of the Australian Corporations Act) to have failed to comply with a statutory demand; or
(j)	it is taken (under section 287 of the NZ Companies Act) to have failed to comply with a statutory demand; or
(k)
it is the subject of an event described in, or presumed by a court to be insolvent under, section 459C(2)(b) (or it makes a statement from which a Finance Party reasonably deduces it is so subject); or

(l)	it is the subject of an event described in section 585 of the Australian Corporations Act (or it makes a statement from which a Finance Party reasonably deduces it is so subject); or
(m)
it is declared at risk pursuant to the NZ Corporations (Investigation and Management) Act or a statutory manager is appointed or a step is taken with a view to any such appointment in respect of it under that Act; or

(n)	it is, or admits in writing that it is, or is declared to be, or is taken under any applicable law to be (for any purpose), insolvent or unable to pay its debts as and when they fall due; or
(o)	it stops or suspends or threatens to stop or suspend payment of any class of its debt or its debts generally; or
(p)	something having an analogous, equivalent or substantially similar effect to (a) to (o) happens in connection with that person under the law of any jurisdiction.

Excluded Tax means a Tax imposed by a jurisdiction on, or calculated by reference to, the net income of a Finance Party in a jurisdiction because the Finance Party has a connection with that jurisdiction, other than a Tax:

(a)
calculated by reference to the gross amount of a payment (without allowing for any deduction) derived by a Finance Party under a Finance Document or any other document referred to in a Finance Document; or

(b)	imposed because the Finance Party is taken to be connected with that jurisdiction solely by being a party to a Finance Document or a transaction contemplated by a Finance Document.
Existing Security means:
(a)	the document titled 'Mortgage Debenture' dated 31 December 2004 between Royal Wolf Trading Australia Pty Ltd and ANZ Australia;
(b)	the document titled 'Mortgage Debenture' dated 14 September 2007 between Royal Wolf Holdings Limited and ANZ Australia;
(c)	the document titled 'General Security Deed' dated 1 May 2008 between Royalwolf Trading New Zealand Limited and ANZ Australia;
(d)	the document titled 'General Security Deed' dated 1 May 2008 between Royalwolf NZ Acquisition Co. Limited and ANZ Australia;
(e)
the document titled 'General Security Details' incorporating by reference the terms set out in the document titled 'General Security Standard Terms' dated 12 June 2012 between Kookaburra Containers Pty Ltd (formerly known as Royal Wolf Est Pty Ltd) and ANZ Australia; and

(f)	the cross guarantee and indemnity dated 8 July 2013 between the initial Grantors, ANZ Australia and ANZ NZ.

Exposure means at any time (without double counting) in respect of a Financier, the aggregate of any available non-cancelled commitment of the Financier to provide a Facility under the Finance Documents, together with the aggregate of all Amounts Owing payable to the Financier at that time.

Facility means a facility provided or offered under a Facility Agreement, for the provision of financial products and services including without limitation:
(a)	financial accommodation; and
(b)	transactional banking services,
(c)	hedging facilities or other derivative products.
Facility Agreement means any and each agreement entered into between one or more of the Borrowers and a Financier, and which is expressed to incorporate the terms and conditions of this deed.
Finance Document means in relation to a Facility, the following documents which relate to that Facility:
(a)	this deed poll;
(b)	each Facility Agreement;
(c)	any Borrower Accession Deed Poll;
(d)	any Guarantor Accession Deed Poll;
(e)	any Guarantor Release Deed Poll;
(f)	the Security Trust Deed;
(g)	the Security;
(h)	any Hedge Agreement between an Obligor and the Financier in connection with a Facility;
(i)	any fee letter or agreement between a Finance Party and an Obligor (whether with or without other persons);
(j)	each LC Instrument issued under a Facility Agreement;
(k)	any document which the Company and the Financier agree in writing to be a Finance Document; and
(l)	any other document which varies, amends or novates, any of them.
Finance Party, with respect to a Facility Agreement, means each of:
(a)	the Security Trustee (for its own account or for the account of a Financier);
(b)	a Financier,
under that Facility Agreement or any Finance Document relating to the Facility provided under that Facility Agreement.
Financial Indebtedness means any debt or other monetary liability in respect of money borrowed, or any financial accommodation, including in respect of any:
(a)	advance, loan, bill, bond, debenture, note or similar instrument;
(b)	the drawing, acceptance, endorsement or discounting of bills of exchange or other negotiable instruments;
(c)	any finance or capital lease to the extent required in accordance with Accounting Standards to be treated as a borrowing;
(d)
any agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service for more than 180 days where the purpose of such agreement is to raise finance;

(e)	any obligation to deliver goods or provide services paid for in advance by any financier and required in accordance with Accounting Standards to be treated as a borrowing;
(f)	any agreement for the payment of capital or premium on the redemption of any preference shares at the option of the holder;
(g)	exposure under any interest or currency swap, financial option, futures contract, Hedge Transaction or analogous transaction;
(h)
any guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of any of the items listed in paragraphs (a) to (g) above, and irrespective of whether the debt or liability:
(i)	is present or future;
(ii)	is actual, prospective, contingent or otherwise;
(iii)	is at any time ascertained or unascertained;
(iv)	is owed or incurred alone or severally or jointly or both with any other person; or
(v)	comprises any combination of the above.
Financial Report means a financial report consisting of:
(a)	financial statements (including a statement of financial performance, a statement of financial position and a statement of cashflow); and
(b)	any notes to those financial statements; and
(c)	any directors' declaration about the financial statements and notes, together with any reports (including any directors' reports and directors' declarations) attached to any of those documents or intended to be read with any of them.
Financial Undertakings means the undertakings contained in clause 11.8.
Financial Year means the period commencing 1 July and ending 30 June the following year.

Financier means the party described as a "Financier", in any Facility Agreement who agrees to provide one or more Facilities under that Facility Agreement in accordance with the terms and conditions set out in this deed.

General Finance Corporation means the Delaware corporation whose common stock trades publicly on the NASDAQ Global Market in the United States who own 100% of GFN U.S. Australasia Holdings, Inc which owns 50% of the Company.

Governmental Agency means any governmental or semi-governmental or local government authority, administrative or judicial body or tribunal, department, commission, public authority, agency minister, statutory corporation or instrumentality.

Group means the Company and each of its Subsidiaries.
Group Member means the Company or any of its Subsidiaries from time to time, as the case may be.
Guarantee means a guarantee, indemnity, letter of credit, legally binding letter of comfort or other obligation of any kind:
(a)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or
(c)	to be responsible for,
an obligation or monetary liability of another person or the assumption of any responsibility or obligation in respect of the solvency or financial condition of another person.
Guarantee and Indemnity has the meaning given to it in clause 12.1.
Guaranteed Money means all money that:
(a)	now or in the future are owing or payable (actually or contingently) by an Obligor to a Finance Party;
(b)
having now or in the future become owing or payable (actually or contingently) by an Obligor to the Finance Party, cease to be owing under any law relating to liquidation and remain unpaid by an Obligor and unreleased by the Finance Party;

(c)	now or in the future there is a prospect may become owing or payable (actually or contingently) by an Obligor to the Finance Party, under a Finance Document for any reason or on any account whatsoever, including but not limited to money payable:
(d)	by an Obligor alone or jointly or separately with any other person;
(e)	if there is more than one Obligor, by each or any 2 or more of them;
(f)	by an Obligor in its own right or in any other capacity;
(g)	to the Finance Party in its own right or in any other capacity;
(h)	by an Obligor because of any relationship between an Obligor and the Finance Party, including that of banker or financier and customer;
(i)
by an Obligor as liquidated or unliquidated damages caused or contributed to by any breach by the Obligor of any obligation owed by the Obligor to the Finance Party, any tort by the Obligor or any other act or omission of the Obligor;

and if any Finance Document between an Obligor and the Finance Party or any obligation of the Obligor to the Finance Party is void, voidable or otherwise unenforceable by the Finance Party in accordance with its terms, includes all money and damages which would have been within this definition if that Finance Document was not void, voidable or otherwise unenforceable.
Guarantor means:
(a)	each Initial Guarantor; and
(b)
any Subsidiary of the Company that agrees to become an 'Additional Guarantor' in accordance with clause 21 and by executing a Guarantor Accession Deed Poll set out in Schedule 6(on the Guarantor Accession Deed Poll taking effect), but does not include any person who has been properly released as a Guarantor under clause 21.6.
Guarantor Accession Deed Poll means a deed poll substantially in the form set out in Schedule 6.
Guarantor Release Deed Poll means a deed poll substantially in the form set out in Schedule 7.
Hedge Agreement means any contract, master agreement or other agreement setting out the terms of a Hedge Transaction, including any schedule to, and confirmation under, it.
Hedge Transaction means any derivative, swap, forward contract, futures contract, financial option or other hedging or risk management transaction.

Hedging Policy means the written policy of the Company in respect of each Obligor for the management of the Obligor's exposure to future movements in interest or currency rates, commodity prices or other similar, rates, prices or indices, as approved by the board of directors of the Obligor.

Insolvency Provision means any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee may set aside or avoid transactions) and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

Independent Expert has the meaning given to it in clause 15.2.
Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature in a jurisdiction other than Australia or New Zealand.
Intellectual Property means any intellectual or industrial property including:
(a)	a patent, trade mark or service mark, copyright, registered design, trade secret or confidential information; or
(b)	a licence or other right to use or to grant the use of any of the above or to be the registered proprietor or user of any of the above.
Interest Cover Ratio means at any time, the ratio of A to B where:
A = EBITDA for the Group for the relevant Calculation Period; and
B = Net Interest Expense for the Group for the relevant Calculation Period.
in each case determined by reference to the relevant Financial Reports.

Interest Expense means in respect of any period, interest and amounts in the nature of interest, or having a similar purpose or effect to interest, shown in the latest Financial Reports for the period as having been paid or incurred by the Borrowers for the period and includes, but is not limited to:

(a)	any discount on any Bills, bonds, notes or other instruments drawn, accepted or endorsed by the Borrower;
(b)	any line, facility, acceptance, discount, guarantee or other fees and amounts incurred on a regular or recurring basis payable in relation to Financial Indebtedness of the Borrower;
(c)
the portion of hire and rental payments under a finance lease which exceeds the reduction of principal indebtedness attributable to that finance lease resulting from those payments and which in accordance with Accounting Standards would be included in the accounts of the Borrowers as having been paid or incurred by the Borrower; and

(d)	interest and other amounts in the nature of interest, or having a similar purpose or effect to interest.
Interest Rate means the interest rate agreed to in the relevant Facility Agreement.

KYC Checks means, for a Finance Party, the Finance Party's 'know your customer' or similar identification and verification checks and procedures required for the Finance Party to comply with the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth), the Anti-Money Laundering and Counter-Terrorism Financing Rules and any other law or regulation of Australia or comparable law or regulation of another country, and to manage anti-money laundering, counter-terrorism financing or economic and trade sanctions risk.

LC Beneficiary means, for an LC Instrument, the beneficiary of that LC Instrument.
LC Facility means a facility for the issue of LC Instruments under a Facility Agreement.
LC Instrument means a bank guarantee, letter of credit or performance bond issued under a Facility Agreement.

LC Secured Contract means, in relation to an LC Instrument and LC Beneficiary, any agreement or contract involving an Obligor and the LC Beneficiary in connection with which the LC Instrument is, or is to be, issued to the LC Beneficiary.

Leverage Ratio means the ratio of Net Debt to EBITDA for the Group on a consolidated basis for the Calculation Period most recently ended prior to that time, as determined by reference to the relevant Financial Reports.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine or outgoing suffered, paid or incurred.
Majority Financiers means:
(a)	in relation to all matters other than as specified in paragraph (b) of this definition, All Financiers; and
(b)
in the relation to the exercise of any right or Power of the Financiers on the occurrence of a Review Event, the Financiers whose Total Exposure is 66.67% or more of the Total Exposure of All Financiers.

Managing Controller has the meaning it has in the Australian Corporations Act and, when used in relation to a New Zealand Obligor, as if that Obligor was subject to the Australian Corporations Act.

Marketable Securities has the meaning given to "marketable securities" in section 9 of the Australian Corporations Act but as if the reference to "managed investment scheme" included any unit trust which is not registered under the Australian Corporations Act.

Material Adverse Effect means a material adverse effect on:
(a)	the consolidated business, assets, or financial condition of the Group taken as a whole;
(b)	the ability of the Obligors (taken as a whole) to perform their payment or other material obligations under the Finance Documents;
(c)	the validity or enforceability of a material part of any Finance Document or any material right or remedy of the Finance Party under the Finance Documents.
Material Authorisation means any Authorisation which is necessary:
(a)	to enable an Obligor lawfully to enter into, exercise its rights and perform its obligations under each Finance Document to which it is a party
(b)	for the validity or enforceability of a Finance Document or for the effectiveness of a Security as a Security Interest (with the priority contemplated in it);
(c)	to make each such Finance Document admissible in evidence in its jurisdiction of incorporation;
(d)	to carry on its business where failure to hold that Authorisation would be reasonably likely to have a Material Adverse Effect,
Meeting Notice means a notice issued under clause 16.3(a).
Net Debt means:
(a)	the aggregate of all Financial Indebtedness of the Group on a consolidated basis; minus the sum of:
(b)	any shareholder loans or subordinated debt, which is subordinated to the Guaranteed Money on terms acceptable to the Financier, plus:
(c)	all cash held by the Company and its Subsidiaries at the time, minus:
(i)	cash which is subject to a Security Interest (other than a Security Interest to the Financier); and
(ii)
the aggregate of all amounts withheld and which have not then been released by the Company or the relevant Subsidiary from payments due to sub-contractors or other third parties on account of defects liability, warranty or similar claims

Net Interest Expense means for any Calculation Period (and without double counting), an amount equal to:
(a)
all interest and amounts in the nature of interest or of similar effect to interest accrued as payable by the Company and its subsidiaries on a consolidated basis during that Calculation Period, including:

(i)	capitalised interest and amounts payable under any interest rate hedge; and
(ii)
commitment or line fees and fees payable in respect of the issue of letters of credit, guarantees or performance bonds, except where the same are amortised in accordance with the Accounting Standards; minus

(b)
any interest and amounts in the nature of interest or of similar effect to interest accrued as receivable by the Company and its subsidiaries on a consolidated basis during that Calculation Period (including capitalised interest and amounts accrued as receivable under any interest rate hedge).

It excludes:
(i)	marked to market adjustments included in borrowing costs as a result of the application of lAS 39 (or any successor or replacement standard);
(ii)	amortisation of debt issuance costs, and
(iii)	any shareholder loans or subordinated debt, which is subordinated to the Guaranteed Money on terms acceptable to the Financier.
NZ Companies Act means the Companies Act 1993 of New Zealand.
NZ Corporations (Investigation and Management) Act means the Corporations (Investigation and Management) Act 1989 of New Zealand.
NZ Financial Reporting Act means the Financial Reporting Act 1993 of New Zealand.

NZ General Security Deed (2014) means the document dated on or about the date of this deed poll entitled 'NZ General Security Deed – 2014' dated on or about the date of this document between each Obligor and the Security Trustee under which each Obligor grants a Security Interest over all the present and after acquired property of that Obligor.

NZ GST means goods and services tax chargeable under the NZ GST Act.
NZ GST Act means the Goods and Services Tax Act 1985 of New Zealand.
NZ Input Tax means "input tax" as defined in the NZ GST Act and includes any deduction from output tax under the NZ GST Act.

NZ Real Property Mortgage (2014) means the real property mortgage dated on or about the date of this document granted by Royalwolf Trading New Zealand Limited in favour of the Security Trustee in respect of the property at 4 Ormiston Road, Howick, New Zealand.

NZ Obligor means each of Royalwolf Trading New Zealand Limited (company number 1062072) and Royalwolf NZ Acquisitions Limited (company number 2115393).
NZ PPSA means the Personal Property Securities Act 1999 of New Zealand.
NZ PPS Register means the register established under section 139 of the NZ PPSA.
NZ PPS Regulations means the Personal Property Securities Regulations 2001 of New Zealand.
NZ PPS Law means:
(a)	the NZ PPSA and any regulation made at any time under the NZ PPSA, including the NZ PPS Regulations (each as amended from time to time);
(b)	any amendment made at any time to any other legislation as a consequence of a law or regulation referred to in paragraph (a).
NZ Tax Invoice means a "tax invoice" as defined in the NZ GST Act.
NZ$, New Zealand Dollars, New Zealand dollars and NZD means the lawful currency of New Zealand.
Obligor means each Borrower and each Guarantor, as the case may be.
Outstanding Amount:
(a)	(Drawing) at any time in relation to a Drawing (as defined in the applicable Facility Agreement), has the meaning given to that term in the Facility Agreement under which that Drawing is provided;
(b)	(Facility) at any time in relation to a Facility, has the meaning given to that term in the Facility Agreement under which that Facility is provided.
Part 4A Certificate means a certificate referred to in section 109C(1)(a), (b), (c) or (d) of the EPA Act.
Permitted Acquisition means any acquisition of a business (whether by acquisition of shares, units or assets) where the entering into by an Obligor would not cause:
(a)	a breach of any of the Financial Undertakings; and
(b)	a change to the Core Business carried on by the Group as a whole.
Permitted Disposal means any sale, assignment, transfer or Disposal:
(a)	in the ordinary course of business on arm's length terms;
(b)	of assets in exchange for other comparable assets (comparable in type and of equivalent value);
(c)	of assets which are obsolete, worn out, surplus to requirements or redundant;
(d)	of assets which are not required for the efficient operation of the relevant Obligor's business on arm's length terms;
(e)	of cash or cash equivalent investments:
(i)	for cash or in exchange for cash equivalent investments;
(ii)	to pay dividends; or
(iii)	for the purposes of providing Permitted Financial Accommodation;
(f)	by an Obligor to another Obligor;
(g)
any other Disposal not otherwise permitted under paragraphs (a) to (f) above, provided that the aggregate value of the assets disposed of does not exceed 10% of Total Tangible Assets (or its equivalent in another currency) in any financial year; or

(h)	to which Majority Financier consent has been granted by prior written consent or as otherwise expressly permitted under any Finance Document, except where an Event of Default subsists and the Financier has notified the Company that no further Permitted Disposals may be made.

Permitted Financial Accommodation means all financial accommodation provided by the Obligors to any person other than an Obligor in an aggregate amount not exceeding 10% of the Total Tangible Assets of the Obligors.

Permitted Financial Indebtedness means:
(a)	Financial Indebtedness incurred under the Finance Documents;
(b)	Financial Indebtedness incurred under a Hedge Agreement entered into in accordance with the Hedging Policy;
(c)	Financial Indebtedness incurred under any finance lease, hire purchase arrangement or similar facility which is otherwise expressly permitted under a Finance Document;
(d)	any subordinated shareholder debt;
(e)	Financial Indebtedness owed to trade creditors on account of services provided to an Obligor in the ordinary course of that Obligor's ordinary business;
(f)	unsecured loans between Obligors; and
(g)	Financial Indebtedness to which the Majority Financiers (acting reasonably and in good faith) consent.
Permitted Security Interest means:
(a)	the Existing Security;
(b)	the Security;
(c)	a Security Interest created or arising under a Finance Document to which All Financiers are a party or of which All Financiers have the benefit;
(d)	a Security Interest to which the Majority Financiers have consented;
(e)	a Security Interest arising by operation of law in the ordinary course of business, not securing Financial Indebtedness (other than Permitted Financial Indebtedness), including:
(i)	a Security Interest in favour of a Governmental Agency securing rates, Taxes or similar charges;
(ii)	a possessory lien for the unpaid balance of money owing for work, repairs, storage, delivery or other services;
(iii)	any other Security Interest of landlords, carriers, warehousemen, repairers, mechanics or similar service providers which arise by law and in the ordinary course of business;
(f)	a right of title retention in connection with the acquisition of goods in the ordinary course of business;
(g)
any cash collateral for an obligation in respect of a performance bond, guarantee or similar instrument where the obligation collateralised constitutes Financial Indebtedness which is not prohibited by the Finance Documents;

(h)	any Security Interest over cash paid into an escrow or similar account in connection with a Permitted Acquisition;
(i)	a right of set-off included in a commercial contract in the ordinary course of day to day trading that does not secure Financial Indebtedness (other than Permitted Financial Indebtedness);
(j)	a deemed security interest under section 12(3) of the Australian PPSA or section 17(1)(b) of the NZ PPSA which does not secure payment or performance of an obligation; and
(k)
any Security Interest not included in paragraphs (a) to ((j)) above which secures payment or performance of an obligation outstanding not exceeding 10% of Total Tangible Assets in aggregate at any time.

Potential Event of Default means any event, thing or circumstance which in the Company's opinion would become an Event of Default with the giving of notice, the making of a determination under a Finance Document or the passage of time (or any combination of those things).

Power means any right, power, authority, discretion, remedy or privilege conferred on the Finance Party, any Receiver or any Delegate, in any case, under this deed, under any other Finance Document or by any law.

PPS Law means any or all of the Australian PPS Law or the NZ PPS Law, as applicable.
Receiver includes a receiver or receiver and manager.
Related Entity means, in relation to an entity (the first entity):
(a) a Subsidiary of the first entity;
(b) an entity of which the first entity is a Subsidiary; or
(c) a Subsidiary of another entity of which the first entity is also a Subsidiary.

Relevant Country means, in respect of an Obligor, any country, or political sub‑division of one or more countries, or any federation or association of countries in which the Obligor is either incorporated or is resident or domiciled for any tax purpose or in which the Obligor carries on business or owns or leases property or from which, or through which, any payment under a Finance Document is made by the Obligor.

Review Event means the occurrence of any of the following events:
(a)	a Change of Control of an Obligor; and
(b)	the Company is suspended from the ASX:
(i)	for more than 10 Business Days for reasons other than imminent major acquisition/merger; or
(ii)	for more than 15 Business Days for reasons relating to imminent major acquisition/merger;
(c)	the Company is removed from the official list of the ASX.
Secured Finance Document has the meaning given to that term in the Security Trust Deed.
Secured Money has the meaning given to it in the Security Trust Deed.
Secured Property means the property of any Obligor subject to a Security.
Security means:
(a)	the Existing Security;
(b)	the Deed of Amendment (Existing Security);
(c)	the Deed of Assignment (Existing Security);
(d)	the Australian General Security Deed (2014);
(e)	the NZ General Security Deed (2014);
(f)	the NZ Real Property Mortgage (2014); and
(g)
any other present or future Security Interest created or entered into as security (directly or indirectly) for the payment of any Secured Money or the performance of any obligation in favour of a Finance Party under a Finance Document.

Security Interest means any:
(a)	'security interest' as defined in the Australian PPS Law;
(b)	'security interest' as defined in the NZ PPS Law; and
(c)
in relation to all property and assets, any interest in the property or asset which is security for the payment of money or performance of obligations or protection against default, including a mortgage, charge, lien, pledge, or encumbrance and including any preferential interest, right or arrangement of any kind giving a person priority or preference over claims of other persons or creditors with respect to the property or asset, and includes any agreement to create any of them or allow them to exist.
Security Trust Deed means the document so entitled dated on or about the date of this deed poll between, among others, the Obligors and the Security Trustee.
Security Trustee has the meaning given to it in the section of this document headed 'Background'.
Subsidiary of an entity means another entity which:
(a)	is a subsidiary of the first entity within the meaning of the Australian Corporations Act; or
(b)
is part of the consolidated entity constituted by the first entity and the entities it is required to include in the consolidated financial statements it prepares, or would be if the first entity was required to prepare consolidated financial statements.

Tax Credit means a credit against, relief or remission for, rebate in respect of, repayment of any Tax.
Tax Payment means an increased payment made by an Obligor to a Finance Party under clause 8.1 or clause 8.2 or a payment with respect to Taxes under clause 18.5.

Taxes means taxes, levies, imposts, charges and duties (including Australian GST, NZ GST, stamp and transaction duties) imposed by any authority in any jurisdiction together with any related interest, penalties, fines and expenses in connection with them.

Total Exposure means, at any time, the sum of the Exposures of All Financiers at that time.

Total Tangible Assets means, at any time, all tangible assets of the Company and its Subsidiaries on a consolidated basis as shown in the Financial Reports most recently delivered to the Financier prior to that time under the undertakings set out in clause 11.

Total Liabilities means, at any time, all liabilities of the Company and its Subsidiaries on a consolidated basis as shown in the Financial Reports most recently delivered to the Financier prior to that time under the undertakings set out clause 11.

Wholly-owned Subsidiary has the meaning given in the Australian Corporations Act on the basis that the term 'subsidiary' has the meaning given in this document and 'body corporate' includes any entity (as defined in the Australian Corporations Act) or trust.

1.2	References to certain general terms
Unless the contrary intention appears, in a Finance Document:
(a)	a reference to a group of persons is a reference to any two or more of them jointly and to each of them individually;
(b)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;
(c)
an agreement, representation or warranty by two or more persons (including where two or more persons are included in the same defined term) binds them jointly and each of them individually, but an agreement, representation or warranty by the Security Trustee or the Financier binds the Security Trustee or Financier, as the case may be, individually only;

(d)	a reference to anything (including an amount) is a reference to the whole and each part of it;
(e)	a reference to a document (including this deed poll) includes that document as novated, amended, supplemented or replaced from time to time;
(f)
the word "law" includes common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(g)	a reference to an accounting term is a reference to that term as it is used in Accounting Standards;
(h)	a reference to a time of day is a reference to Sydney time;
(i)	the word "person" includes an individual, a firm, a body corporate, an unincorporated association and an authority;
(j)	a reference to a particular person includes the person's executors, administrators, successors, permitted substitutes (including persons taking by novation) and assigns;
(k)	the words "including", "for example" or "such as" when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;
(l)	a gender includes other genders and different grammatical forms of defined expressions have corresponding meanings;
(m)	a reference to an agreement includes any legally enforceable arrangement, understanding, undertaking or representation whether or not in writing;
(n)	a reference to the drawing, acceptance, endorsement or other dealing of or with a Bill is to be interpreted by reference to the Bills of Exchange Act 1909 (Cth); and
(o)	no provision or expression is to be construed against a party on the basis that the party (or its advisers) was responsible for its drafting;
(p)	a Review Event or Event of Default "subsists" or is "continuing" until either:
(i)
remedied to the Financiers' satisfaction or (if the relevant Review Event or Event of Default is capable of being remedied with the consent of the Majority Financiers under clause 16.7), remedied to the Majority Financiers' satisfaction before a Power relating to that Review Event or Event of Default is exercised; or

(ii)
waived by the Financiers or (if the relevant Review Event or Event of Default is capable of being waived with the consent of the Majority Financiers under clause 16.7) waived by the Majority Financiers in writing in accordance with this document;

(q)
"wilful default" in relation to a Finance Party means any wilful failure to comply with, or wilful breach by, the Finance Party of any of its obligations under any Finance Document other than a failure or breach which:

(i)
arises as a result of a breach of a Finance Document by a person other than the Finance Party and (subject to any provisions of the Finance Documents which limit its liability in respect of the acts and omissions thereof) its directors, officers, employees, agents, delegates or attorneys;

(ii)	is in accordance with a lawful court order or direction or is required by law; or
(iii)
in the case of the Security Trustee, is in accordance with a proper instruction or direction of the relevant beneficiaries under the Security Trust Deed or arises as a result of action taken in accordance with the Security Trust Deed.

1.3	Number
Other than with respect to the term "Financier", in a Finance Document, the singular includes the plural and vice versa.
1.4	Non-Business Days
(a)	Unless provided otherwise, if the day on or by which a person must do something under a Finance Document is not a Business Day, the person must do it on or by the next Business Day.
(b)
Any payment which is due to be made under this deed poll on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

1.5	Headings
In a Finance Document, headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of the Finance Document.
1.6	Separate agreements
Each Facility Agreement entered into by a Borrower and a Financier, will be a separate and distinct single agreement:
(a)	solely between the Borrower and the Financier referred to in the relevant Facility Agreement; and
(b)	from any other Facility Agreement entered into by the Borrower and any other Financier, which also incorporates the terms and conditions of this deed.
2	Deed Poll
This deed poll operates as a deed poll given by each Borrower and Guarantor in favour of, and for the benefit of, each Finance Party from time to time.  Each person who is a Finance Party is entitled to enforce the terms of this deed poll against each Obligor (as applicable) even though the Finance Party is not a party to, or is not in existence at the time of execution and delivery of, this deed poll.
3	Finance Documents
The Finance Documents contain all the terms on which the Facilities are or will be provided and supersede all prior communications.
4	Security Trustee's limit on liability
Clause 6 (Liability of Security Trustee) of the Security Trust Deed is incorporated into this document as if set out in full.
5	Finance Party's rights and obligations
5.1	Each Finance Party's rights
Subject to the Finance Documents, each Obligor acknowledges and agrees that, to the extent this deed poll by its terms purports to confer benefits and rights enforceable against it on a Finance Party, each Obligor expressly intends to extend those benefits and rights to each Finance Party.  Accordingly each Finance Party's rights under the Finance Documents are separate and independent rights and may be separately enforced subject to the provisions of this deed poll.
5.2	Each Finance Party's obligations
Each Finance Party's obligations under the Finance Documents are several.  A Finance Party's failure to perform an obligation does not relieve another Finance Party of its obligations.  No Finance Party is responsible for the obligations of another Finance Party.
6	Payments
6.1	Manner of payment
Despite any other provision of a Finance Document but subject to clause 6.2, each Obligor agrees to make payments (including by way of reimbursement) under a Finance Document:
(a)	on the due date (or, if that is not a Business Day, on the previous Business Day);
(b)	not later than 11.00 am in the place for payment;
(c)	in the Due Currency in immediately available funds;
(d)
in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law and then in accordance with relevant provisions of the Finance Documents dealing with withholding taxes;

(e)	to the applicable Finance Party by payment into a bank account in Australia or New Zealand nominated in writing by the Finance Party or by payment as otherwise directed by the Finance Party; and
(f)	if no date for payment is specified in the relevant Finance Document, within 10 Business Days of demand by the Financier.
If a Financier directs an Obligor in writing to pay a particular party or in a particular manner, the Obligor is taken to have satisfied its obligation to the Finance Party by paying in accordance with the written direction.
An Obligor satisfies a payment obligation only when the Finance Party or the person to whom it has directed payment receives the amount.
6.2	Direction to pay
(a)	Until the Enforcement Date, each Obligor will make all payments due to the Financier.
(b)
After the Enforcement Date, if the obligations under a Facility provided are secured by the Security, the Obligor will make all payments due under or in connection with that Facility to the Security Trustee, otherwise all payments will continue to be made to the Financier.

6.3	Applying or appropriating money received
 Subject to the Finance Documents, a Finance Party may apply or appropriate all money received from an Obligor under the Finance Documents (even if insufficient to discharge all of an Obligor's obligations at that time) to reduce the Amount Owing in the order, and to satisfy any part of the Amount Owing, as the Finance Party sees fit.  An application or appropriation by a Finance Party will override any appropriation made by an Obligor but not that of the Security Trustee.
7	Currency Provisions
7.1	Currency of payment
(a)	The currency of all payments is A$ or NZ$, as the case may be, unless otherwise expressly agreed by the Borrower.
(b)	A repayment of the Outstanding Amount or part of the Outstanding Amount must be made in the currency in which that Outstanding Amount (or part thereof) is denominated on its due date.
7.2	Currency of interest
Each payment of interest under a Finance Document must be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.
7.3	Foreign currency amounts
Each Obligor waives any right it has in any jurisdiction to pay an amount other than in the Due Currency.  However, if the Finance Party receives an amount in a currency other than the Due Currency:
(a)
it may convert the amount received into the Due Currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate.  It may deduct its reasonable Costs in connection with the conversion; and

(b)	the Obligor satisfies its obligation to pay in the Due Currency only to the extent of the amount of the Due Currency obtained from the conversion after deducting the Costs of the conversion.
7.4	Currency indemnity
If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the Due Currency in which that Sum is payable into another currency (the Second Currency) for any reason, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Financier to whom that Sum is due against any Loss arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the Due Currency to the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum but excluding any Loss to the extent due to any fraud, wilful breach or gross negligence by a Finance Party.
8	Withholding tax
8.1	Payments by an Obligor
If a law requires an Obligor to deduct or withhold an amount in respect of Taxes from a payment to a Finance Party under any Finance Document such that the Finance Party would not actually receive on the due date the full amount provided for under the Finance Document, then:
(a)	such Obligor agrees to deduct or withhold the amount for the Taxes (and any further deduction applicable to any additional amount due under paragraph (c) below); and
(b)	such Obligor agrees to pay an amount equal to the full amount deducted or withheld to the relevant authority in accordance with applicable law and give the original receipts to the Finance Party; and
(c)
unless the tax is an Excluded Tax, the relevant Obligor agrees to pay additional amounts to the affected Finance Party which will result in the Finance Party receiving at the time the payment is due (after deduction or withholding of any Taxes in respect of any additional amount) the full amount which the Finance Party would have received if no deduction or withholding had been required.

8.2	Payments by Finance Parties
If a law requires a Financier or the Security Trustee to deduct an amount in respect of Taxes (other than Excluded Taxes) from a payment by the Security Trustee or a Financier to another Finance Party, under any Finance Document, so that the Financier, would not actually receive on the due date the full amount provided for under the Finance Document, then:
(a)	the Financier or Security Trustee (as applicable) agrees to deduct the amount for the Taxes (and any further deduction applicable to any additional amount due under paragraph (c) below); and
(b)
the Financier or Security Trustee (as applicable) agrees to pay an amount equal to the amount deducted to the relevant authority in accordance with applicable law and give the original receipts to the Obligor or the relevant Financier or Security Trustee, as the case may be; and

(c)
provided it is (or will be) placed in sufficient funds by the relevant Borrower to do so, the Financier or the Security Trustee agrees to pay an additional amount so that, after making the deduction and further deductions applicable to additional amounts payable under this clause 8.2, the Finance Party is entitled to receive (at the time the payment is due) the amount it would have received if no deductions had been required; and

(d)
the Obligor agrees to pay to the Financier or Security Trustee (as the case may be) an amount equal to the additional amount which the Financier or Security Trustee is required to pay under paragraph (c) above.

8.3	Tax Credit
If:
(a)	an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that:
(i)	a Tax Credit is attributable to that Tax Payment; and
(ii)	that Finance Party has obtained, utilised and retained that Tax Credit; and
(b)	the Finance Party determines that a payment can be made to the Obligor without prejudice to the retention of the Tax Credit, the Finance Party shall, subject to clause 8.4 pay an amount to the Obligor which that Finance Party determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by that Obligor.
8.4	Limitations
Without prejudice to the Financier's obligations under clause 8.3, no other provision of any Finance Document or this deed poll will:
(a)	interfere with the right of any Finance Party to arrange its Tax affairs in whatever manner it thinks fit;
(b)	oblige a Finance Party to arrange its affairs (Tax or otherwise) in any way or disclose any information regarding those affairs or any computations in respect of Tax;
(c)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(d)	oblige any Finance Party to disclose any information relating to its Tax affairs or any computations in respect of Tax.
8.5	New Zealand resident withholding tax
Each Finance Party that is resident, or has a fixed establishment, in New Zealand and holds a valid certificate of exemption ("certificate of exemption") issued in accordance with section 32H of the Tax Administration Act 1994 (NZ) and section RE 27 of the Income Tax Act 2007 (NZ) (or any successor or predecessor provisions), undertakes to maintain that certificate of exemption during the continuance of the relevant Facility Agreement provided it is lawfully able to do so.
9	Illegality or impossibility
9.1	Financier's right to suspend or cancel
This clause 9 applies if the Financier determines that:
(a)	a change in a Directive; or
(b)	a change in the interpretation or administration of a Directive by an authority; or
(c)	a Directive,
makes it (or will make it) illegal or impossible in practice for the Financier to fund, provide, or continue to fund or provide, financial accommodation under the Finance Documents or otherwise observe or perform its obligations under any Finance Document.  In these circumstances, the Financier, by giving a notice to the relevant Borrower, may:
(d)	suspend or cancel some or all of the Financiers' obligations under the Finance Documents as indicated in the notice; and/or
(e)	require the relevant Borrower to repay all or part of the Outstanding Amount, owing to that Financier in respect of each Facility provided by that Financier.
9.2	Extent and duration
The suspension or cancellation:
(a)	must apply only to the extent necessary to avoid the illegality or impossibility; and
(b)	in the case of suspension, may continue only for so long as the illegality or impossibility continues.
9.3	Possible restructuring
The Borrower agrees to repay the amount specified in the notice provided under clause 9.1 whether or not the illegality or impossibility could have been avoided.  However, if the Borrower asks, at the Borrower's expense the Financier agrees to  negotiate with the Borrower in good faith (for a period determined by the Financier, acting reasonably) with a view to restructuring a Facility so as to prevent, remedy or avoid the illegality or impossibility in a manner satisfactory to the Financier.  However, nothing in this clause obliges the Borrower or the Financier to restructure a Facility.
9.4	Prepayment for Illegality
If a Financier determines that an illegality under clause 9.1 relates to a Drawing (as defined in the applicable Facility Agreement) or a Facility and the Financier's notice to the relevant Borrower requires the Borrower to prepay all or part of the Outstanding Amount owing to that Financier, the relevant Borrower must:
(a)	make that prepayment for each Facility made available by that Financier which is not an LC Facility;
(b)
for each unexpired LC Instrument issued under the applicable Facility Agreement in respect of which the relevant Borrower has not paid the face amount or provided cash cover under that Facility Agreement, either:

(i)
procure the unconditional release of the Financier from all of its obligations under those LC Instruments (where the release is in form and substance satisfactory to the Financier) and the return of the original LC Instruments to the Financier; or

(ii)
provide cash cover to the Financier by payment to an account and on terms acceptable to the Financier, in the currencies in which the relevant unexpired LC Instruments are denominated and for amounts at least equal to that Financier's Outstanding Amount for those LC Instruments; and

(c)	pay all accrued interest and other amounts payable by the relevant Borrower to that Financier under the Finance Documents in connection with that prepayment (including under clause 18.6).
The relevant Borrower must make all payments under this clause 9.4 by the earlier of the date the Illegality becomes effective or 20 Business Days (or such later date the Financier agrees) after receiving the Financier's notice.
The relevant Financier may require a prepayment under this clause 9.4 even though LC Instruments issued under the Facility Agreement to which that Financier is party remain outstanding on that date.
10	Representations and warranties
10.1	Representations and warranties
Each Obligor represents and warrants to each Finance Party, except as to matters disclosed in writing by it to the Finance Parties and accepted by the Finance Parties in writing, that:
(a)	(due incorporation) it is duly incorporated and has the corporate power to own its assets and to carry on its own business as it is now being conducted;
(b)	(corporate power) it has the power, and has taken all corporate and other action required to:
(i)	enter into each Finance Document to which it is a party;
(ii)	authorise the execution, delivery of and performance by it of its obligations under any such Finance Document;
(iii)	carry out the transactions contemplated by any such Finance Document; and
(iv)	carry on its business as now conducted or contemplated;
(c)	(structure diagram)
(i)	as at the date of this deed poll, the structure diagram set out in Schedule 3 accurately reflects the corporate group structure of the Group; and
(ii)	any structure diagram provided after the date of this deed poll to the Financier accurately reflects the corporate group structure of the Group as at the date provided;
(d)
(legally binding obligation) each Finance Document to which it is a party constitutes its valid and legally binding obligations enforceable against that Obligor in accordance with its terms, except to the extent that enforceability may be limited by generally applicable principles affecting creditors' rights of insolvency law or equity;

(e)	(execution, delivery and performance) the execution, delivery and performance by it of each Finance Document to which it is a party does not:
(i)	violate any existing law or regulation;
(ii)	violate that Obligor's constitution;
(iii)	violate any document or agreement to which that Obligor is a party or which is binding upon it or any of its assets, where violation would be reasonably likely to have a Material Adverse Effect; or
(iv)	result in a Security Interest being created on, or crystallising over, any of its assets (other than creation of a Permitted Security Interest);
(f)
(Authorisations) all Material Authorisations of every Governmental Agency have been obtained and are valid and subsisting. It has complied with each such Authorisation where failure to comply with the same would be reasonably likely to have a Material Adverse Effect;

(g)
(no litigation) save as disclosed to the Financier in writing and accepted by the Financier, no litigation, arbitration, dispute, criminal or administrative proceedings are current or pending or, to its knowledge, threatened which are likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(h)	(no Event of Default etc.) as at the date of the Facility Agreement, no event has occurred which constitutes an Event of Default or Review Event;
(i)	(Financial Reports) in the case of the Company, the most recent consolidated Financial Reports delivered to the Financiers prior to the date of this deed poll:
(i)	were prepared in accordance with the Accounting Standards and all applicable laws; and
(ii)
without limiting sub-paragraph (i), give a true and fair view of the financial position and performance of the Company and its Subsidiaries as at the date to which they were prepared or for the period to which they relate;

(j)
(accuracy of information) so far as it is aware, having made due and proper enquiries, it has not failed to disclose any material factual information to the Financier and all factual information (including documents) provided by it to the Financier prior to the date of the Facility Agreement which would reasonably be considered to be material to the nature and amount of risk undertaken by the Financier under the Finance Documents was true in all material respects at the date it was provided, and no such information was, at that time, misleading or deceptive or likely to mislead or deceive;

(k)	(insolvency) no Event of Insolvency subsists in respect of it or any of its subsidiaries;
(l)	(pari passu) its obligations under the Finance Documents to which it is a party ranks at least pari passu with all of its other unsecured and unsubordinated obligations;
(m)	(immunity from suit) neither it nor its assets have immunity from the jurisdiction of the court or from any legal process;
(n)
(accounts) in respect of each Obligor, its most recent Financial Report given to the Financier complies with any applicable requirements of the Australian Corporations Act or the NZ Financial Reporting Act (as the case may be) or, if the Corporations Act or the NZ Financial Reporting Act (as the case may be) does not apply to the Financial Report:

(i)	complies with any applicable Accounting Standards; and
(ii)
gives a true and fair view of its financial position and performance or, if it is required to prepare consolidated financial statements, the financial position and performance of the consolidated entity constituted by it and the entities it is required to include in the consolidated financial statements;

(o)	(Tax liabilities)
(i)	no claims are being or are reasonably likely to be asserted against it or any of its Subsidiaries (if applicable) with respect to Taxes which are reasonably likely to be determined adversely to it;
(ii)	it is not overdue in the filing of any Tax returns or other information required to be filed by it with any relevant Tax authority to ensure compliance with any obligation to pay Tax; and
(iii)	it has paid all Taxes due and payable by it by the due date (except Contested Taxes);
(p)	(not a trustee) it does not enter into any Finance Document (or hold any of its assets) as trustee and it is not a trustee of any trust which is not specified in this deed poll;
(q)	(ownership of assets)
(i)	it is the sole legal and beneficial owner of, and has good title to, all of the property held by it or on its behalf, including all property the subject of any Security granted or given by it; and
(ii)	none of its property, and no property of any of its Subsidiaries, is subject to a Security Interest other than a Permitted Security Interest;
(r)	(no enforcement of Security Interests) no Controller is currently appointed in relation to any of its property, or any property of its Subsidiaries;
(s)
(material adverse change)  there has been no material adverse change in the financial position of the Company since the date to which the most recent consolidated Financial Reports delivered to the Financiers prior to the date of applicable Facility Agreement were prepared;

(t)	(cross guarantee) it has not executed a Guarantee for the purpose of obtaining or complying with an order under part 2M.6 of the Australian Corporations Act (or an equivalent provision);
(u)	(Australian Tax Consolidated Group) it:
(i)	is a member of an Australian Tax Consolidated Group for which the head company (as defined in the Australian Tax Act) is the Company; and
(ii)	is party to an Australian TSA and an Australian TFA with each other member of that Australian Tax Consolidated Group;
(v)	(Australian GST Group) it:
(i)	is a member of an Australian GST Group for which the representative member (as defined in the GST Act) is Royal Wolf Trading Australia Pty Limited (Representative Member); and
(ii)	is not party to an Australian ITSA;
(w)	(Financial Indebtedness) it has no Financial Indebtedness other than Permitted Financial Indebtedness;
(x)
(Environmental Laws) it has not incurred any Environmental Liability which in the Finance Party's opinion (acting reasonably), is reasonably likely to have a Material Adverse Effect, and all occupation, use and development of each Real Property complies in all material respects with applicable Environmental Laws; and

(y)	(Intellectual Property) it has all rights and interests in all Intellectual Property required for the conduct of its Core Business.
10.2	Repetition of representations and warranties
The representations and warranties in this clause 10 are taken to be also made (in each case subject to any disclosure made by the Obligor in writing and by reference to the then current circumstances and facts) on:
(a)	on each drawdown or utilisation date under a Facility;
(b)	each date on which a Compliance Certificate is delivered under clause 11.1(i); and
(c)	upon the accession of any Additional Guarantor; and
(d)	each date specified in the Facility Agreement.
10.3	Reliance
The Obligor acknowledges that:
(a)	the Financiers have entered into the Finance Documents in reliance on the representations and warranties in this clause 10.
(b)	those representations and warranties survive execution and delivery of the Finance Documents and the provision of financial accommodation under them.
11	Undertakings
11.1	General business undertakings
Each Obligor undertakes to each Finance Party, that the Obligor must, except to the extent otherwise agreed by the Finance Party in writing:
(a)	(maintain Authorisations) maintain all Authorisations necessary for:
(i)	the performance, validity and enforceability of the Finance Documents to which that Obligor is a party; and
(ii)	the operation of that Obligor's business where failure to do so would have or be reasonably likely to have a Material Adverse Effect;
(b)	(compliance with laws, Authorisations) comply with all laws and Authorisations where failure to do so would have or be reasonably likely to have a Material Adverse Effect;
(c)	(accounting records) to keep proper accounting records;
(d)
(avoid Environmental Liability) to maintain procedures to monitor its compliance with Environmental Law, and take whatever action the Finance Party reasonably requires to avoid any Environmental Liability where failure to do so, in the Finance Party's opinion (acting reasonably), is reasonably likely to have a Material Adverse Effect;

(e)	(corporate existence) in respect of the Obligor, to maintain its corporate existence and its registration in the place of its registration as at the Completion Date;
(f)	(no merger) in respect of the Obligor, not merge or consolidate with another person;
(g)
(constituent documents) in respect of the Obligor, not change its constituent documents in any manner that is or would be reasonably like to be detrimental to the interests of the Finance Party or which has or would be reasonably likely to have a Material Adverse Effect;

(h)
(Taxes) pay or cause to be paid all Taxes properly payable by it as and when the same become due and payable, other than any Contested Taxes, and pay any Contested Taxes promptly upon the final determination or settlement of any dispute in respect of the Contested Taxes;

(i)	(consolidated financial information) in the case of the Company, deliver to each Financier:
(i)	by no later than 120 days after the close of each of its Financial Years, a copy of its consolidated audited Financial Reports for that Financial Year;
(ii)	by no later than 90 days after the first half of each of its Financial Years, a copy of its consolidated unaudited Financial Reports for that half year;
(iii)
at the same time as it delivers the Financial Reports under sub-paragraphs (i) or (ii) above, a Compliance Certificate for the Compliance Period ending on the date as at or to which those Financial Reports were prepared, duly completed and having attached to it all of the attachments referred to in it;

unless such financial information is lodged with, and disclosed to, the ASX in accordance with the relevant listing rules;
(j)	(compliance with accounting standards) in the case of the Company, ensure that all Financial Reports and information delivered by it under paragraph (i):
(i)	are prepared in accordance with the Accounting Standards and all applicable laws consistently applied, or if not consistently applied, accompanied by details of inconsistencies; and
(ii)
without limiting sub-paragraph (i), give a true and fair view of the financial position and performance of the Company and its Subsidiaries as at the date to which they were prepared or for the period to which they relate;

(k)
(Structure diagram) in the case of the Company, promptly, upon any change in the corporate structure of the Group, provide to the Financier an updated structure diagram that accurately reflects the revised corporate structure of the Group following that change;

(l)
(conduct business) conduct and maintain its business in a proper and efficient manner and in accordance with normal commercial business practices for a business of that type, and not do anything which would substantially change the nature of the business of the Group taken as a whole from that conducted at the date of this deed poll; and

(m)	(Australian Tax Consolidated Group):
(i)	comply with the Australian TSA and the Australian TFA and ensure that a Australian TSA and a Australian TFA are maintained in full force and effect and not revoke or terminate them; and
(ii)
not amend the Australian TSA or the Australian TFA where the consequence of doing so would materially adversely affect an Obligor's cashflows or financial condition or materially increase its present or prospective tax liabilities or liabilities under the Australian TSA or Australian TFA).

11.2	Notice to Financier
Each Obligor undertakes to each Finance Party, that the Obligor must, except to the extent otherwise agreed by the Finance Party in writing:
(a)	(notification of certain events) promptly notify each Financier in writing, with reasonable details, as soon as it becomes aware of the occurrence of:
(i)	(Event of Default etc) any Event of Default, Potential Event of Default or Review Event and (if applicable) the steps taken or proposed to be taken to remedy it;
(ii)	(Authorised Officers) any change to that Obligor's Authorised Officers, such notice to be signed by a director or secretary of the Obligor and to be accompanied by or set out:
(A)	specimen signatures of any new Authorised Officers; and
(B)	any other information or documents required by the Financier to verify the identity of any such Authorised Officer in order to complete any KYC Checks;
(b)	(litigation) any litigation, arbitration, Tax claim, dispute, criminal or administrative proceedings which, if decided adversely, would have or be reasonably likely to have a Material Adverse Effect;
(c)	(notices from Governmental Agency) notify the Financier as soon as practicable upon it becoming aware of any of the following:
(i)	any breach of any law which has had or is likely to have a Material Adverse Effect;
(ii)	any material environmental claim or requirement of a material expenditure by it under Environmental Law or any relevant Authorisation; and
(iii)	any other matter, event or circumstance which has had or is likely to have a Material Adverse Effect;
(d)
(KYC) promptly on request, and in any event within 10 Business Days of a request from the Finance Party, provide to the Finance Party such documentation and other evidence requested by the Financier which is required to satisfy or comply with  its  KYC Checks for any reason, including as a result of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or any change in the status of an Obligor or any accession of a new party to this document under an Borrower Accession Deed Poll or Guarantor Accession Deed Poll;

(e)
(Compliance certification) not later than 10 Business Days after receiving a written request from the Financier, deliver to the Financier a certificate signed by one of its directors, the company secretary or any Authorised Officer, stating whether, to the best of his or her knowledge and belief and having made due enquiry, an Event of Default or Review Event subsists, and if so details of the same and any action taken or proposed to be taken to remedy it;

(f)
(valuation) the Company agrees to obtain an annual valuation of its container fleet and will provide the Financier with a copy of the valuation no later than 120 days after the close of each Financial Year;

(g)
(other information) as soon as reasonably practicable following request, provide to the Financier copies of any other information in relation to its financial condition or business which it may reasonably request;

(h)
(other notifications) notify the Financier in writing, with reasonable details, promptly after it becomes aware of the occurrence of any representation or warranty made, repeated or taken to be made or repeated by it or on its behalf under a Finance Document becoming untrue, incorrect or misleading (whether by omission or otherwise) in any material respect when so made, repeated or taken to be made or repeated;

(i)
(structure diagram) provide the Financier with an updated group structure diagram upon any change to the legal or beneficial ownership of a member of the Group from that shown in Schedule 3 change taking effect; and

(j)	(Hedging Policy) upon any material change to the Hedging Policy made after the date of this deed poll, provide the Financier with a copy of the updated Hedging Policy.
11.3	Hedging
Each Obligor undertakes to each Finance Party, that the Obligor must, except to the extent otherwise agreed by the Finance Party in writing, ensure that the Company maintain at all times a board approved Hedging Policy for the Company and each of its Subsidiaries which is prudent for businesses of a similar nature and only enter into, engage in or maintain any Hedge Transaction in accordance with the Hedging Policy.
11.4	Access and Inspection
Each Obligor undertakes to each Finance Party that, while an Event of Default subsists, the Obligor must, except to the extent otherwise agreed by the Finance Party, ensure that that Obligor's premises and assets (but excluding its business records and information technology and computer systems) are available during normal business hours for inspection, at reasonable notice, by a Financier and persons acting on its behalf, and to give reasonable assistance to them to enable the Finance Party to conduct such inspection, provided that such inspection does not disrupt the normal conduct of the Obligor's business.
11.5	Most Favoured Nations undertaking
Each Obligor undertakes to each Finance Party, that the Obligor must  ensure that the terms of the provision of financial accommodation to it at any time by a Financier (Relevant Financier) under the Finance Documents are not materially less favourable to the Relevant Financier than the terms for the provision of financial accommodation to the Obligor by any other financier (including another Financier), unless consented to in writing by the Relevant Financier, other than with respect to respect to pricing, fees and tenor.
11.6	Maintain assets
Each Obligor undertakes to each Finance Party, that the Obligor must, except to the extent otherwise agreed by the Finance Party in writing, without limiting its obligations under clause 11.10, maintain its assets in the manner that would be expected by a prudent person carrying on the business of the Group and do everything necessary or reasonably required by the Majority Financiers (acting reasonably and in good faith) to preserve and protect the assets.
11.7	Negative undertakings
Each Obligor undertakes to the Financier, that the Obligor must not, except to the extent otherwise agreed by the Majority Financiers:
(a)	(acquisition subject to Security Interest) acquire an asset which:
(i)	is subject to a Security Interest (other than a Permitted Security Interest) or which becomes the subject of such a Security Interest (other than a Permitted Security Interest) on its acquisition; or
(ii)	would cause an Event of Default to occur;
(b)	(arm's length transactions) enter into any transaction other than on arm's length terms in the ordinary course of business unless the other party is another Obligor;
(c)	(disposal of assets) dispose of any of that Obligor's assets other than by way of a Permitted Disposal;
(d)
(joint ventures) make any investment in a joint venture or partnership where the aggregate amount of investment made (whether in a single transaction or a series of transactions) in any Financial Year exceeds A$20,000,000 (or its equivalent in another currency);

(e)	(negative pledge) create, permit or cause to exist any Security Interest over any of that Obligor's assets to secure any Financial Indebtedness, except for Permitted Security Interests;
(f)	(incurring Financial Indebtedness) incur any Financial Indebtedness:
(i)	which would result in a breach of clause 11.8; or
(ii)
from a person which is, at the time it is incurred, a Related Entity of the Obligor but is not another Obligor, unless all payments of or in respect of that Financial Indebtedness are subordinated (on terms satisfactory to the Financiers) to the prior repayment of all amounts payable to the Financiers under the Finance Documents;

(g)	(making available financial accommodation) not make any financial accommodation available to any person who is not an Obligor, except Permitted Financial Accommodation;
(h)
(distribution) declare, make or pay any dividend, charge, fee or other distribution to or for the benefit of a shareholder while an Event of Default or Review Event subsists or if such payment would result in the occurrence of an Event of Default or Review Event; and

(i)	(major transaction) in the case of a NZ Obligor, enter into a "major transaction" as defined in the NZ Companies Act.
11.8	Financial Undertakings
The Company undertakes to each Financier that for so long as any amount is actually or contingently outstanding or that Financier has any obligation (actual, contingent or prospective) under any Finance Document to make any financial accommodation available to or for the account of a Borrower, the Company must ensure that:
(a)	(Net Leverage Ratio) the Leverage Ratio is not greater than 3 times;
(b)	(Net Interest Cover Ratio) the Interest Cover Ratio for each Compliance Period is not less than 3.5 times;
(c)	(Guarantor Threshold Test) at all times the Obligors together:
(i)	directly hold not less than 90% of Total Tangible Assets; and
(ii)	account for not less than 90% of the EBITDA of the Group for the Compliance Period most recently ended prior to that time.
Financial undertakings will be tested six monthly on a rolling 12 month basis, by reference to the relevant Financial Reports delivered to the Financiers under clause 11.1(i).
11.9	Changes to Accounting Standards
If, in the reasonable opinion of the Borrower or a Financier, any change to Accounting Standards taking effect after the date of this deed poll materially alters or will alter (directly or indirectly) the effect of any of the Financial Undertakings, the Borrower and the Financier must negotiate in good faith to amend the Financial Undertakings so that they have an effect equivalent to that as at the date of this deed poll.  If amendments are not agreed within 30 days (or any longer period agreed between the Borrower and the Financier) then the Borrower must provide, with the Financial Reports, such reconciliation statements as are necessary to enable calculations to be made based on Accounting Standards as they were before those changes (and the changes will be ignored) for the purposes of determining the Borrower's compliance with the relevant undertakings by reference to the Accounting Standards as they were before the changes.
11.10	Maintaining the Secured Property
Each Obligor undertakes, for so long as any amount is outstanding to a Finance Party under any Finance Document to maintain and protect its Secured Property and:
(a)	pay on time all amounts for which it is liable as owner of a property, including rates and Taxes;
(b)	keep all Buildings forming part of its Secured Property in good and tenantable repair and condition and keep all its other Secured Property in good working order;
(c)	promptly and in a good and workmanlike manner make any repairs, additions and alterations to its Secured Property necessary for:
(i)	keeping all Buildings forming part of its Secured Property in good and tenantable repair and condition;
(ii)	complying with the requirements of any Governmental Agency in relation to its Secured Property; and
(iii)	complying with any notice in writing from the a Finance Party to repair any defect in the condition of its Secured Property;
(d)	protect its Secured Property from theft, loss or damage;
(e)	obtain each Financier's prior written consent before it changes the purpose for which any property is used;
(f)
not make or permit to be made any alteration or addition, of any nature, to its Secured Property or remove or demolish any Buildings from time to time located at any time on, or forming part of, its Secured Property which materially adversely affects the value of the Secured Property without the Financiers' prior written consent;

(g)	remedy every defect in its title to any part of its Secured Property;
(h)	take or defend all legal proceedings to protect or recover any of its Secured Property;
(i)	keep its Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss;
(j)
do everything reasonably necessary to remove any caveat, notification or dealing placed on the title to any property without the Financiers' consent as soon as reasonably practicable but in any event within 15 Business Days after the date that it becomes aware of its existence;

(k)	maintain all Authorisations necessary for the effectiveness of a Security as a Security Interest (with the priority contemplated in it); and
(l)
do everything necessary or reasonably required by a Finance Party to preserve and protect its interest in the Secured Property, and lodge with the Security Trustee all documents of title to the Secured Property on request where failure to do so could have a Material Adverse Effect.

12	Guarantee and indemnity
12.1	Consideration
Each Guarantor acknowledges that it enters into this guarantee for valuable consideration which includes the Financier entering into the Finance Documents at its request and for other valuable consideration, and that each Finance Party relies on the guarantee and indemnity under this clause 12 (Guarantee and Indemnity).  Its obligations are unconditional and irrevocable.
12.2	Guarantee
Each Guarantor irrevocably and unconditionally guarantees to each Finance Party:
(a)	the due and punctual payment of the Guaranteed Money; and
(b)	the performance of each Obligor of all its other obligations under the Finance Documents.
12.3	Non payment or non-performance
If an Obligor does not:
(a)
pay any Guaranteed Money (or money which would be Guaranteed Money if its payment was enforceable, valid and not illegal) in accordance with the Finance Documents, each Guarantor must pay that money on demand as if it was the principal obligor; or

(b)
perform any of its other obligations under a Finance Document, each Guarantor must perform, or procure the performance of, those obligations (without the need for demand by a Finance Party) in accordance with the Finance Documents.

12.4	Indemnity
Each Guarantor indemnifies each Finance Party against, and must pay on demand amounts equal to, any loss of that Finance Party as a result of or in connection with:
(a)
any obligation or liability of, or obligation or liability guaranteed by, a Guarantor under this clause 12 (or which would be such an obligation or liability if enforceable, valid and not illegal) being or becoming unenforceable, invalid or illegal;

(b)	an Obligor failing, or being unable, to pay any Guaranteed Money or to perform any of its other obligations in accordance with the Finance Documents;
(c)	any Guaranteed Money (or money which would be Guaranteed Money if it were recoverable) not being recoverable from an Obligor; or
(d)	an Event of Insolvency in respect of any Obligor (but only to the extent that Loss relates to the Guaranteed Money), in each case, for any reason and whether or not a Finance Party knew or ought to have known anything about those matters.  The amount of that loss will equal the amount the Financier would otherwise have been entitled to recover.
12.5	Immediate recourse
Each Guarantor waives any right it may have to require any Finance Party to proceed against, or enforce any other rights or Security or claim payment from, any other person before claiming from that Guarantor under the Guarantee and Indemnity.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
12.6	Payment obligation
On demand from time to time, the Guarantors must pay an amount equal to the Guaranteed Money which is then due and payable or would have been due and payable but for some reason.  It must pay that amount in the same manner and currency which the Borrower is, or would have been, required to pay the Guaranteed Money.  A demand need only specify the amount owing.  It need not specify the basis of calculation of that amount.
12.7	Unconditional nature of obligation
Neither this guarantee nor the obligations of the Guarantors under the Finance Documents will be affected by anything which but for this provision might operate to reduce, release, prejudicially affect or discharge them or in any way relieve a Guarantor from any obligation.  This includes:
(a)	the grant to any person of any time, waiver, concession, forbearance or consent or other indulgence, or the discharge or release of any Obligor or any other person;
(b)	any transaction or arrangement between the Financier and any person;
(c)
a Financier becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, deed of company arrangement, composition of debts or scheme of reconstruction by or relating to any person;

(d)	a Financier exercising or delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or by any document or agreement;
(e)
all or any part of any document or agreement held by a Financier at any time or of any right, obligation, power or remedy changing, ceasing or being transferred (this includes amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment or assignment);

(f)	the taking or perfection of any document or agreement or failure to take or perfect any document or agreement;
(g)	the failure by any person or a Financier to notify the relevant Guarantor of any default by any person under any document or agreement or other circumstance;
(h)	a judgment or order being obtained or made against, or the conduct of any proceedings by an Obligor or any other person;
(i)	any change in any circumstance (including in the members or constitution of any person);
(j)	any opening of further accounts in connection with, or any increase in, change or replacement of the type, amount or terms of, financial accommodation provided to any person;
(k)	any transaction or arrangement, or variation, novation or assignment of a transaction or agreement (including any Finance Document), between a Finance Party and another Obligor or any other person;
(l)	the whole or partial discharge or release of, or the granting of, a Security or the Guarantee and Indemnity;
(m)	an Event of Insolvency in respect of an Obligor or another person;
(n)	the exercise or non-exercise of any Power (including any right to terminate a contract);
(o)	any set-off, combination of accounts or counterclaim;
(p)	any Secured Property being destroyed, forfeited, extinguished, surrendered or resumed;
(q)
any waiver of or failure to satisfy a condition or condition precedent under a Finance Document (and any such waiver or failure will be disregarded in determining a Guarantor's liability under this Guarantee and Indemnity or whether an amount is part of the Guaranteed Money);

(r)
any default, misrepresentation, negligence, breach of contract, misconduct, acquiescence, delay, waiver, mistake, failure to give notice or other action or inaction of any kind (whether or not prejudicial to the Obligor) by a Finance Party or any other person; or

(s)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; or
(t)	any increase in the Guaranteed Money for any reason (including as a result of anything referred to above), whether with or without the consent or knowledge of a Guarantor or a Finance Party and despite any legal rule to the contrary.  None of the paragraphs above limits the generality of any other.
12.8	Principal and independent obligation
Each guarantee, indemnity and other obligation of a Guarantor in this clause 12 is:
(a)	a principal and independent obligation and is not ancillary, collateral or limited by reference to another document, agreement, right or obligation.
(b)	is in addition to, and not prejudiced by, any other Guarantee or Security now or later held by a Finance Party.
12.9	No marshalling
A Financier is not obliged to marshal or appropriate in favour of a Guarantor or to exercise, apply or recover:
(a)	any Security, guarantee, document or agreement held by the Financier at any time; or
(b)	any of the funds or assets that the Financier is entitled to receive or has a claim on.
12.10	No competition
Until the Guaranteed Money has been irrevocably paid and discharged in full, no Guarantor is entitled to and must not, except as directed by the Financiers:
(a)	be subrogated to the Finance Parties or claim the benefit of any Security or guarantee held by the Finance Parties at any time;
(b)
either directly or indirectly prove in, claim or receive the benefit of, any distribution, dividend or payment arising out of or relating to the liquidation of the Borrower or any security provider without the consent of the Financiers; or

(c)	have or claim any right of contribution or indemnity from the Borrower or any security provider.
The receipt of any distribution, dividend or other payment by a Financier out of or relating to any liquidation will not prejudice the right of a Financier to recover the Guaranteed Money by enforcement of this guarantee.
Each Guarantor must comply with any direction under this clause 12.10.  Such a direction may require that any proceeds (not exceeding the amount of the Guaranteed Money) be held on trust for, and promptly paid to, the Security Trustee for the account for the Financiers.
12.11	Deferral of certain rights
Until all Guaranteed Money has been received and each Finance Party is satisfied that it will not have to repay any money received by it, no Guarantor may (either directly or indirectly) without the Financiers prior written consent:
(a)	claim, exercise or attempt to exercise a right of set-off, counterclaim or any other right or raise any defence:
(i)	against an Obligor; or
(ii)	which another Obligor may have against a Finance Party,
which might reduce or discharge the Guarantor's liability under the Guarantee and Indemnity;
(b)	claim or exercise a right of subrogation or contribution or otherwise claim the benefit of a Security or Guarantee, irrespective of whether or not that Security or Guarantee:
(i)	relates to the Guaranteed Money;
(ii)	is given by a Guarantor; or
(iii)	is in favour or for the benefit of a Finance Party,
and if a Guarantor receives any money in breach of this paragraph (b):
(iv)	the Guarantor must promptly pay that money to the Financier; and
(v)	the Guarantor will, until that money is paid in accordance with clause 12.11(b)(iv), hold that money on trust for the Finance Parties; or
(c)	unless a Finance Party has given a direction to do so (in which case the Guarantor must do so in accordance with the direction as trustee for the Finance Party):
(i)
prove, claim or exercise voting rights in an Obligor's Liquidation, or otherwise claim or receive the benefit of any distribution, dividend or payment arising out of an Obligor's Liquidation on any account; or

(ii)	demand, or accept payment of, any money owed to the Guarantor by any Obligor, and any such money it receives:
(iii)	must be paid promptly to the relevant Finance Party; and
(iv)	will, until that money is paid in accordance with clause 12.11(c)(iii), be held on trust for the Finance Parties.
12.12	Suspense account
(a)	Until the Guaranteed Money has been paid in full, a Financier may:
(i)	credit to a suspense account (without applying it); and
(ii)	appropriate the money (including interest) at the discretion of the Financier, any money received from any Guarantor or on account of any Guarantor's liability under the Guarantee and Indemnity in respect of the Guaranteed Money, including any dividend in a liquidation or amount received under this deed poll.
(b)
Until the Guaranteed Money has been paid in full, a Financier may prove in any liquidation of any person in respect of the full amount of the Guaranteed Money disregarding any sums in the suspense account.

(c)
If the Guaranteed Money has been fully and finally paid or discharged and the Finance Party is satisfied that such payment or discharge is not liable to be set aside, avoided or reversed, then the balance standing to the credit of the suspense account and any accrued interest will be paid to or for the account of the Company for distribution to the person entitled to it and the Finance Party will have no further liability in relation to it.

12.13	Rescission of payment
Whenever any of the following occurs for any reason:
(a)
all or part of any transaction of any nature (including any payment or transfer) made during the term of this guarantee which affects or relates in any way to the Guaranteed Money is void, set aside or voidable;

(b)	any claim of a nature contemplated by clause 12.13(a) is upheld, conceded or compromised; or
(c)	a Financier is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset, the Financier will again have all rights against the Guarantors in respect of the Guaranteed Money which it would have had if all or the relevant part of the transaction or receipt had not taken place.  Each Guarantor will indemnify the Financier against any resulting loss, cost or expense.  This clause 12.13 continues after this guarantee is discharged.
12.14	Continuing guarantee and indemnity
This clause 12:
(a)	is a continuing guarantee and indemnity;
(b)
extends to the present and future balance of all the Guaranteed Money (including in respect of any LC Instrument that has not yet matured, expired or been discharged or in respect of any other contingent liability of an Obligor in connection with the Finance Documents) as varied from time to time, including as a result of:

(i)	the creation or designation of any new Finance Document after the date of this deed poll;
(ii)
any amendment to, or waiver under, any Finance Document (including, without limitation, any amendment adding, replacing or changing the purpose of a Facility, increasing a facility limit for a Facility, extending the term of a Facility including in connection with a restructuring or refinancing of the Guaranteed Money or any amendment amending defined terms, representations and warranties, undertakings, Events of Review, Defaults (howsoever named) or any other term of the Finance Documents; or

(iii)	the provision of new or further accommodation to the Borrower,
(iv)	and whether or not with the consent of or notice to the Guarantors, and whether or not with the consent of or notice to the Guarantors;
(c)	will not be taken to be wholly or partially discharged by the payment at any time of any Guaranteed Money or by any settlement of account or other matter or thing; and
(d)	remains in full force until the Guaranteed Money has been paid in full and the Guarantors have completely performed its obligations under this guarantee.
12.15	Liquidation
Each Guarantor irrevocably authorises each Finance Party and each of its Authorised Representatives to prove in the Liquidation of any Obligor for all money that the Guarantor can claim against the Obligor on any account.  A Finance Party need only account to the Guarantor for dividends it receives in excess of the Guaranteed Money, without interest.
12.16	Variations
Each Guarantor acknowledges that the Finance Documents may be varied or replaced from time to time.  Each Guarantor confirms that the Guaranteed Money includes any amount payable under any Finance Document which is relevant to the Guaranteed Money as varied or replaced.  Each Guarantor confirms this applies regardless  of:
(a)	any amendment to, waiver under, or replacement of any Finance Document;
(b)	the reasons for the amendment, waiver or replacement; or
(c)
the provision of further accommodation to the Borrower, whether the Guaranteed Money decreases or increases or a Finance Document is otherwise more onerous as a result of the amendment, waiver or replacement, and whether or not with the consent of or notice to the Guarantors.  This does not limit any other provision.
12.17	Judgment
A judgment obtained against the Borrower will be conclusive against a Guarantor.
13	Insurance
13.1	Fire and usual risks
(a)	Each Obligor agrees to maintain insurance over its relevant property to the extent it is insurable against fire and other usual risks.
(b)	The insurance under paragraph (a) above must be for the full insurable value of that property.
13.2	General liability, business interruption and loss of income
Each Obligor agrees to maintain:
(a)	comprehensive general liability insurance covering its relevant property for each event against third party liability; and
(b)	business interruption and loss of income insurance, including coverage for professional fees, in respect of any property which is (or becomes) income-producing.
13.3	Public liability, workers' compensation and other risks
Each Obligor agrees to maintain insurance in relation to its business, assets and operations against public liability risk, workers' compensation, product liability or other insurance.
13.4	The policy
Each policy under clauses 13.1, 13.2 and 13.3 must:
(a)	be in the name of the Obligor;
(b)	name the Obligor as sole loss payee;
(c)
be on reasonable terms and for a reasonable amount that a prudent owner of the Secured Property or (if applicable) person carrying on each business using, or carried on from, the Secured Property would obtain and maintain having regard to the nature and location of the Secured Property and of any business being conducted on or with the Secured Property;

(d)	be with a reputable insurer;
(e)
in respect of the building insurance policy for each property, note the interest of the Security Trustee as mortgagee for that property and as a loss payee under the insurance policy and make such other notations in respect of the Security Trustee as are customary for an insurance policy of this kind; and

(f)
in respect of the other policies (except for an insurance policy for public liability risk or workers' compensation insurance), note the interest of the Security Trustee as the secured party for each property and as loss payee under the policy make such other notations in respect of the Security Trustee as are customary for such insurance policy.

13.5	Evidence
Each Obligor agrees to produce evidence satisfactory to the Financiers of current insurance cover (including a certified copy of each policy) upon reasonable request.
13.6	Obligations relating to cover
Each Obligor agrees to ensure that to the best of its ability:
(a)	the insurance cover is not reduced or cancelled (and it agrees to notify the Financiers if it is or could be); and
(b)	nothing happens that could permit an insurer to decline a claim (and it agrees to notify the Financiers if anything happens which would permit an insurer to do this); and
(c)	each insurance premium is paid on or before the due date, and if requested by a Financier, produce receipts for payment.
13.7	Notification relating to claims
Each Obligor agrees to notify the Financiers if:
(a)	an event occurs which gives rise or may give rise to an insurance claim of more than A$250,000; or
(b)	an insurance claim of more than A$250,000 is refused either in part or in full.
13.8	Claims
Whilst an Event of Default is continuing, each Obligor agrees that if it receives Notice from the Financier or a Receiver that the Financier or Receiver will take over its rights in respect of a claim under an Insurance Policy:
(a)	the Financier or Receiver may exercise those rights as it sees fit; and
(b)	it must not make, enforce, settle or compromise the claim or do anything inconsistent with the Financier's or Receiver's exercise of those rights.
13.9	Use of claim proceeds
Each Obligor agrees to ensure that proceeds from an insurance claim (other than for a claim under workers compensation, professional indemnity insurance or public liability insurance payable to a third party) are:
(a)
if no Event of Default subsists, used to reinstate, replace, rebuild or repair that Secured Property or discharge the liability or making good the loss covered by the policy (as applicable) with any surplus being applied to reduce the Amount Owing whether or not due; or

(b)	if an Event of Default subsists and , the Financier takes action under clause 15.3 in accordance with that clause, used to reduce the Amount Owing whether or not due.
13.10	Group Insurance
The Financiers acknowledges that each Obligor will have complied with its obligations under this clause 13.10, if it is insured within a corporate group policy and such policy extends insurance cover to each Obligor in accordance with this clause 13.
14	Effect of Review Event
14.1	If a Review Event subsists:
(a)
during the period of 30 days after a Financier requests, the Company must promptly meet and consult in good faith with the Financier wishing to meet, concerning the Review Event and to agree a strategy to rectify or restructure (including as to any Financier's credit exposure treatment of each Obligor) the circumstances giving rise to the Review Event, including (but not limited to) a restructure of the terms of the Facilities to the satisfaction of the Majority Financiers (acting reasonably and in good faith); and

(b)
after meeting pursuant to paragraph (a), or in any event if no such meeting has taken place within the 30 days period described in paragraph (a), the Majority Financiers may by written notice to each Obligor state that the Financiers wish to do either of the following, within the period specified by the Financiers in the notice (Notice Period), which must be not less than 90 days:

(i)	change any of the terms or conditions of the Finance Documents and require the provision of additional Security Interests as Security, in which case each Obligor must either:
(A)	sign and do everything reasonably required by the Financiers to effect such change and provision of additional Security Interests within the Notice Period; or
(B)	notify the Financiers that it does not accept the change and provision of additional Security Interests, in which case:
(1)	the Facilities will be cancelled with effect from the expiry of the Notice Period; and
(2)	the Borrowers must, on the next Business after the end of the Notice Period, pay to each Financier all amounts owing to the Financier under or in respect of the Finance Documents; or
(ii)	cancel one or more Facilities with effect from the last day of the Notice Period, in which case:
(A)	those Facilities will be cancelled with effect on that day; and
(B)	each Obligor must pay to each Financier the Amount Owing to the relevant Financiers on the next Business Day after the end of the Notice Period.
Any Financier which does not wish to continue to provide its Commitment under the Facilities following the occurrence of a Review Event, may cancel its Commitment and require repayment of that Financier's facilities in accordance with clause 14.1(b)(ii) above.
14.2	Impact of this clause
Nothing in this clause obliges a Financier to agree to a restructure of any Facility, nor affects the Financier's rights following an Event of Default.
15	Default
15.1	Events of Default
Each of the following events is an Event of Default:
(a)	(failure to pay) an Obligor does not pay within 2 days after the due date and in the specified manner, any amount payable by it under a Finance Document;
(b)
(breach of financial undertaking) the Company breaches any of the Financial Undertakings and, the Company does not, within one month after delivery of the most recent Compliance Certificate, procure the accession as guarantors of Group Members sufficient to ensure that clause 11.8(c) would have been complied with if those Group Members had been Guarantors as at the end of the Compliance Period to which that Compliance Certificate was prepared;

(c)
(failure to comply) an Obligor defaults in fully performing, observing and fulfilling any obligation under a Finance Document (other than an obligation referred to in paragraph (a) or (b)), provided that in the case of a default capable of remedy, that default has not been remedied within 10 Business Days after a notice from a Financier specifying the default and requiring it to be remedied;

(d)	(Event of Insolvency) an Event of Insolvency occurs in respect of an Obligor;
(e)
(untrue warranty) any representation or warranty made or deemed to be repeated by an Obligor under any Finance Document proves to be untrue, incorrect or misleading in a material respect when made or deemed to be repeated (whether by omission or otherwise), and if the circumstances giving rise to such breach of representation or warranty are capable of remedy, they have not been remedied within 10 Business Days after a notice from a Financier specifying the breach and requiring the breach be remedied;

(f)	(vitiation, Repayment of Finance Documents): any Finance Document:
(i)	is or becomes, or is claimed by an Obligor or any other party to it (other than a Finance Party) to be illegal, void, voidable or otherwise unenforceable in whole or in a material part; or
(ii)	is repudiated, rescinded or terminated, otherwise than by effluxion of time, by discharge or by exercise by an Obligor of a right to do so;
(g)
(cross default) any Financial Indebtedness of an Obligor in an aggregate amount exceeding A$10,000,000 or its equivalent in another currency is not paid when due and payable (or within any originally applicable grace period), or becomes due and payable or capable of being declared due and payable before its stated maturity or repayment date as a result of an Event of Default (howsoever described) applicable to that Financial Indebtedness;

(h)
(Security Interest) any Security Interests over any asset of an Obligor are enforced in respect of the amount outstanding and secured by those Security Interests exceeding A$10,000,000 or its equivalent in another currency;

(i)
(enforcement against assets) any attachment, sequestration, distress or execution (or order to execute a judgement) is levied against or affects any asset of an Obligor in respect of any debt outstanding for an amount exceeding A$10,000,000 or its equivalent in another currency;

(j)	(Cessation of business) an Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business other than as a result of a Permitted Disposal;
(k)
(change of Core Business) without the consent of the Majority Financiers, such consent not to be unreasonably withheld, the nature of the core business carried on by the Group as a whole ceases to be in the hire, sale and modification of portable container solutions in three key product segments: portable storage, portable buildings and freight based on shipping container design;

(l)
(reduction of capital) without the consent of the Majority Financiers (which consent must not be unreasonably withheld or delayed), an Obligor reduces, redeems or repurchases any of its share capital except:

(i)	where the reduction, redemption or repurchase does not have the effect of reducing its shareholders' funds by more than 10% in any Financial Year; or
(ii)	the redemption of redeemable preference shares redeemed from the proceeds of a further issue of redeemable preference or other shares;
(m)	(Company not a Wholly-owned Subsidiary) a Borrower ceases to be a Wholly-owned Subsidiary of the Company;
(n)	(Material Adverse Effect) any event or series of events whether related or not occurs which would have or be reasonably likely to have a Material Adverse Effect;
(o)
(Acquisition) all or part of an Obligor's assets or any Secured Property is compulsorily acquired by a Governmental Agency, or a Governmental Agency orders the sale or divestiture of those assets or Secured Property or takes a step for the purpose of doing, or proposes to do, any of those things which has a Material Adverse Effect;

(p)	(Revocation of Material Authorisation) any Material Authorisation is revoked;
(q)
(judgment) any judgment is obtained against an Obligor for an amount exceeding A$10,000,000 or its equivalent in another currency, or judgments are obtained against one or more Obligors for an aggregate amount exceeding A$10,000,000 or its equivalent in another currency;

(r)	(Secured Property):
(i)	an Obligor ceases for any reason (other than to the extent of a Permitted Disposal) to be the legal and beneficial owner of any part of its Secured Property, other than Secured Property:
(A)	in respect of which the Obligor has an interest as buyer or lessee or which the Obligor receives as a commercial consignment (as defined under a PPS Law); and
(B)
subject to a Permitted Security Interest, if the Obligor ceases to be the legal and beneficial owner of that Secured Property solely as a consequence of the existence of that Permitted Security Interest; or

(ii)	a third party asserts a claim to any part of its Secured Property; and
(s)
(Guarantee) any Guarantee is enforced or becomes enforceable against an Obligor in an amount exceeding A$10,000,000 or its equivalent in another currency, or any Guarantees are enforced or becomes enforceable against one or more Obligors in an aggregate amount exceeding A$10,000,000 or its equivalent in another currency.

15.2	Independent Expert
(a)
Whilst an Event of Default subsists, in addition to any other right or remedy available under the Finance Documents, the Majority Financiers may by notice to the Borrower appoint accountants, insolvency practitioners or other experts (Independent Experts) to review, investigate and report on the affairs, financial condition and business of any Obligor.

(b)	Each Obligor:
(i)	authorises, and agrees to give all reasonable assistance to, the Independent Experts to undertake the investigation, and must pay the Independent Experts' costs on demand by the Financiers; and
(ii)	authorises the disclosure to the Financiers and its advisers of all information and documentation in connection with the investigation.
15.3	Consequences of default
On and at any time after the occurrence of an Event of Default which is continuing:
(a)	(bilateral rights) each Financier may do anything specified in a Facility Agreement that may be done after the occurrence of an Event of Default which is continuing and any of the following:
(i)	cancel all or part of its commitment to provide financial accommodation for all or any Facilities provided by that Financier at which time they shall immediately be cancelled;
(ii)	declare that all or part of the Amount Owing be immediately due and payable, at which time it will become immediately due and payable;
(iii)	declare that all or part of the Amount Owing be payable on demand, at which time they shall immediately become payable on demand by the Financier;
(iv)
declare that full cash cover in respect of each LC Instrument issued under a Facility Agreement to which that Financier is party is immediately due and payable, in which case the Borrower must immediately pay to the Financier cash cover meeting the requirements set out in the relevant Facility Agreement;

(v)	in accordance with the Secured Finance Documents, exercise or direct the Security Trustee to exercise any or all of its Powers under the Finance Documents; and/or
(vi)	terminate the Financier's obligations specified in the notice with immediate effect; and
(b)
(enforcement) in relation to each Secured Finance Document, the Security Trustee may exercise any or all of its Powers under those Secured Finance Documents in its capacity as security trustee in connection with that Event of Default, in accordance with the Finance Documents and acting on instructions of the Instructing Group (as defined in the Security Trust Deed).

15.4	Appointment of Attorney
Each Obligor for valuable consideration, to secure the performance of its obligations under each Finance Document, irrevocably appoints each Finance Party and each Authorised Officer of the Finance Party separately as its attorney to do any or all of the following on its behalf and in its or the attorney's name while an Event of Default subsists (Attorney):
(a)	prove in the Liquidation of any Obligor;
(b)	anything which it must do under a Finance Document or under law in connection with a Finance Document;
(c)
anything which the Attorney considers necessary or expedient to give effect to a Power or exercise of a Power, or to perfect any Finance Document, including by signing any document for that purpose; and

(d)	anything which an Attorney is expressly empowered to do under a Finance Document on its behalf.
Each Obligor agrees to ratify anything done by its Attorney under this power of attorney.  An Attorney may delegate its powers (including the power to delegate) to any person for any period and may revoke the delegation.
16	Meetings and resolutions
16.1	Meetings
The Company or a Finance Party may convene a meeting to:
(a)	consider any amendment to this deed poll;
(b)	determine the decision of the Majority Financiers with respect to the exercise of any Power under a Finance Document that is stated to be a decision by the Majority Financiers.
16.2	Location
Each meeting will be held at the offices of the Security Trustee or such address in the central business district of Sydney nominated by the person convening the meeting in the Meeting Notice.
16.3	Notice of meeting
(a)
The person convening the meeting under clause 16.1 must issue a notice to each other party to this deed poll of the meeting at least 15 Business Days (exclusive of the day on which the notice is given and of the day on which the meeting is held) in advance.

(b)	The Meeting Notice calling the meeting must set out:
(i)	the place, day and time of the meeting;
(ii)	the general nature of the business to be transacted; and
(iii)	the terms of any resolution to be proposed at the meeting; and
(iv)	if the purpose of the meeting is to consider any amendment to this deed poll, the terms of any proposed amendment to this deed poll.
16.4	Quorum
(a)	No business may be transacted at a meeting unless there is a quorum.
(b)	A quorum for any meeting is:
(i)	if the decision requires a resolution to be passed by All Financiers, All Financiers; or
(ii)	if the decision requires a resolution to be passed by Majority Financiers, such Majority Financiers.
16.5	Adjournment if no quorum
If, within 15 minutes after the time appointed for the meeting, a quorum is not present, the meeting shall stand adjourned to such day and time, not being less than 14 days thereafter, and to such place, as may be appointed by the chairperson, and at such adjourned meeting the Financiers present in person shall be a quorum for the transaction of business.
16.6	Notice of adjournment
Notice of any such adjourned meeting shall be given in the same manner (except in respect of the period of notice) as an original meeting.
16.7	Required consents
(a)
(Variations to this deed poll)  This deed poll may be amended or waived only in writing and if a resolution consenting to the amendment is passed by the Majority Financiers, which for the avoidance of doubt in accordance with the definition of Majority Financiers means All Financiers.

(b)
(decisions of Majority Financiers)  Any matter to be determined by the Majority Financiers under this deed poll may be made by the Majority Financiers if a resolution is passed by the Majority Financiers, which for the avoidance of doubt, in accordance with the definition of Majority Financiers means All Financiers.

(c)
(variations to this deed poll affecting the Security Trustee) An amendment or waiver which relates to the rights or obligations of the Security Trustee may not be effected without the consent of the Security Trustee.

16.8	Exercise of votes
A person entitled to exercise more than one vote need not exercise all those votes nor cast all the votes in the same way.
16.9	Voting by corporation
(a)	A Finance Party which is a corporation may vote through a representative authorised in writing.
(b)	A Finance Party's representative is regarded as the Finance Party and has the same rights as a Finance Party.
16.10	Appointment of chair
(a)	The Finance Parties present at a meeting must choose one of their number to be chair.
(b)	The chair of an adjourned meeting need not be the same person as was the chairman of the meeting from which the adjournment took place.
16.11	Declaration by chair of voting
At a meeting a declaration by the chair that a resolution has been carried or lost by a particular majority is conclusive evidence of that fact.
16.12	Manner of poll
(a)	If at a meeting a poll is demanded, that poll will be conducted as directed by the chair either at the meeting or at or after an adjournment.
(b)	A demand for a poll may be withdrawn at any time.
(c)	The demand for a poll does not discontinue the meeting except to decide the question for which the poll is demanded.
(d)	The result of the poll is regarded as the relevant resolution of the meeting.
16.13	Effect of resolution
A resolution to amend this deed poll or to determine any other matter to be determined by the Majority Financiers passed at a meeting in accordance with this deed poll is binding upon all Finance Parties.
16.14	Passing of resolutions by instrument in writing
Despite the preceding provisions of this clause 16, this deed poll may be amended, and any matter to be determined by the Financiers under this deed poll, may be determined without any meeting or previous notice to all Finance Parties being required, by an instrument or instruments in writing signed by the requisite percentage of Finance Parties and the Obligors.
16.15	Notification of resolution
Without prejudice to clause 2, the Borrower will promptly notify each Finance Party of any amendment to this deed poll under this clause 16.
17	Fees
17.1	Security Trustee fee
The Company must pay to the Security Trustee a security trustee fee as agreed in writing by the Company and the Security Trustee in a letter dated on or about the date of this document.
17.2	Financier fees
The Borrower shall pay to each Financier the fees, if any, agreed in writing with the relevant Financier and such fees will be paid as and when agreed.
17.3	Refundability
All fees payable by a Borrower under the Finance Documents are non-refundable, except as expressly provided in a Finance Document.
18	Costs, Taxes and general indemnities
18.1	Costs and expenses of an Obligor
Each Obligor will pay its own costs and expenses in connection with the Finance Documents.
18.2	Transaction expenses
The Borrower agrees to pay or reimburse the reasonable Costs of a Finance Party, a Receiver and an Attorney (as defined in clause 15.4) (and any of their respective officers, employees and agents) in connection with:
(a)
the negotiation, preparation, execution, delivery, registration and completion (including review of conditions precedent material) of, and payment of Taxes on, and obtaining financial accommodation under, any Finance Document;

(b)	giving and considering consents, waivers, variations, discharges and releases in connection with a Finance Document and producing title documents;
(c)
preparing, registering and maintaining any 'financing statement' or 'financing change statement' (each as defined in a PPS Law), including pursuant to section 167 of the Australian PPSA, in respect of any Security Interest created by a Finance Document;

(d)	complying with any amendment demand in accordance with Part 5.6 of the Australian PPSA; and
(e)	surveying, valuing, inspecting or reporting on the Secured Property, including but not limited legal costs and expenses (on a full indemnity basis), any professional consultant's fees and the costs (calculated on a time employed basis) of in-house legal counsel which must be paid by the Company as agreed in the Facility Agreement.
18.3	Enforcement and other expenses
The Borrower agrees to pay or reimburse the Costs of any Finance Party, Receiver and Attorney (and any of their respective officers, employees and agents) in otherwise acting in connection with the Finance Documents, such as:
(a)	enforcing a Finance Document, or exercising, enforcing or preserving a Power (or considering, preparing or attempting to do so);
(b)	obtaining or receiving payment of, and distributing, any Amount Owing;
(c)	a breach of, or obtaining or procuring performance or satisfaction of an Obligor's obligations under, any Finance Document;
(d)	an Event of Default or Review Event;
(e)	doing anything in connection with any enquiry by a Governmental Agency involving the Borrower or any of its Related Entities; and
(f)
obtaining professional advice from a person or consultant following the occurrence of an Event of Default about any matter of concern to a Finance Party, a Receiver or an Attorney in connection with a Finance Document or the Secured Property, in each case including legal costs and expenses (on a full indemnity basis), any professional consultant's fees and the costs (calculated on a time employed basis) of in house legal counsel.
18.4	Taxes, fees and charges
The Borrower must pay all Taxes (including all stamp duty, registration and other similar Taxes) other than Excluded Taxes and fees (including registration fees) and fines and penalties in respect of such Taxes or fees paid, or that the Financier reasonably believes are due and payable by it, in connection with any Finance Document or a payment, supply or receipt or any other transaction carried out pursuant to, or contemplated by any Finance Document, including Taxes passed onto a Finance Party by another financial institution or supplier of goods and services.  However, the Borrower need not pay a fine or penalty in connection with Taxes or fees to the extent that it has placed the Financier in sufficient cleared funds for the Financier to be able to pay the Taxes or fees by the due date or to the extent that the fine or penalty was incurred as a result of any fraud, gross negligence or wilful default of a Finance Party.
The Borrower agrees to pay amounts due under this clause 18 on demand from the Financier.
18.5	Tax indemnity
(a)
Subject to paragraph (b), the Borrower indemnifies each Finance Party against, and must pay to a Finance Party on demand amounts equal to, any Loss which the Finance Party determines will be or has been (directly or indirectly) suffered by the Finance Party for or on account of Tax in respect of a Finance Document or a transaction or payment under a Finance Document but excluding any Loss to the extent due to any fraud, wilful breach or gross negligence by a Finance Party.

(b)	Paragraph (a) does not apply:
(i)	with respect to any Excluded Tax; or
(ii)	to the extent the relevant Loss is compensated for by payment of an additional amount under clause 19.
18.6	General Indemnity
The Borrower indemnifies each Finance Party, any Receiver and any Attorney (and their respective officers, employees and agents) against, and must pay to the Finance Party on demand amounts equal to, any Loss arising as a result of or in connection with:
(a)
a Draw not being provided as requested under a Finance Document for any reason (including any failure by the Borrower to fulfil any condition precedent), including Loss in connection with a Finance Party liquidating, repaying, re-employing or re-investing amounts obtained, held or contracted for to fund a Facility or any Draw, but excluding Loss to the extent due to default by the Finance Party of its obligations under a Finance Document;

(b)	an indemnity given by a Finance Party, on an arms-length basis, to a Receiver or an administrator of an Obligor;
(c)	a Default or Review Event;
(d)	any payment required under a Finance Document not being made on its due date;
(e)	the exercise or attempted exercise of any Power;
(f)	any Environmental Liability;
(g)	a Finance Party acting or relying in good faith on any Notice or other communication from, or genuinely believed to be from, an Obligor or the Borrower; and
(h)
a Finance Party acting or relying on information supplied by or on behalf of an Obligor which proves to be a misrepresentation or to be misleading or deceptive (including by omission of other information), including any reasonable legal costs and expenses and any professional consultant's fees in connection with the above but excluding any Loss to the extent due to any fraud, wilful breach or gross negligence by a Finance Party.
18.7	Currency conversion on judgment debt
If a judgment, order or proof of debt for an amount in connection with a Finance Document is expressed in a currency other than that in which the amount is due under the Finance Document, then each Obligor indemnifies the Financier against:
(a)
any difference arising from converting the other currency if the rate of exchange used by the Financier for converting currency when it receives a payment in the other currency is less favourable to the Financier than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

(b)	the reasonable Costs of conversion.
The Obligor agrees to pay amounts due under this indemnity on demand from the Financier.
19	GST and indirect Taxes
19.1	Australian GST
(a)	In this clause 19.1
(i)	terms defined in the Australian GST Act apply;
(ii)	reference to a person includes the representative member of any Australian GST Group of which the relevant person is a member;
(iii)
an Australian Finance Supply means a supply made or to be made by a Financier under or in connection with a Facility or a Finance Document where the consideration for the supply is not stated to include an amount in respect of Australian GST on the supply; and

(iv)	Australian GST Amount means the amount of any Australian GST payable on an Australian Finance Supply.
(b)
All Australian Finance Supply amounts have been calculated without regard to Australian GST.  If Australian GST is or will be imposed on any Australian Finance Supply, the payment to the supplier for that supply shall be increased by the Australian GST Amount.  Each recipient of an Australian Finance Supply indemnifies the supplier against, and must pay to the supplier on demand amounts equal to, any Loss arising as a result of or in connection with the supplier failing to receive the increased payment amount.

(c)
If a party is liable under a Finance Document to reimburse or indemnify a Financier for any Loss, the reimbursement or indemnity amount will be for the full Australian GST inclusive amount of that Loss plus any increased amount for Australian GST payable under clause 19.1(b).

(d)
The supplier of an Australian Finance Supply that is a taxable supply must issue a tax invoice to the recipient no later than 14 days following payment of the Australian GST Amount pursuant to this clause 19.1.

(e)
If it is determined on reasonable grounds that the amount of Australian GST paid or payable to the Commissioner of Taxation by the supplier in connection with an Australian Finance Supply differs for any reason from the Australian GST Amount paid or payable to the supplier by the recipient pursuant to clause 19.1(b), the amount of the difference must be paid by, refunded to or credited to (as applicable), the recipient promptly, and the supplier must issue an adjustment note to the recipient.

19.2	New Zealand GST
(a)
Any reference to an amount payable or consideration to be provided for a supply to be made by a Financier to another party (Recipient) under or in connection with a Facility or a Finance Document (NZ Finance Supply) is a reference to that amount or consideration having been determined without provision for any NZ GST by the Financier on that supply.

(b)
If any supply made by a Financier to the Recipient under or in connection with a Facility or a Finance Document is a 'taxable supply' for the purposes of the NZ GST Act, the amount payable or consideration to be provided by the Recipient for the supply must be increased by an amount equal to the NZ GST due in relation to that supply.

(c)
If a party is liable under a Finance Document to reimburse or indemnify a Financier for any Loss, the reimbursement or indemnity amount will be for the full NZ GST inclusive amount of that Loss plus any increased amount for NZ GST payable under paragraph (b).

(d)
The supplier of a NZ Finance Supply that is a taxable supply must issue a NZ Tax Invoice to the Recipient no later than 14 days following payment of the amount of NZ GST payable pursuant to this clause 19.2.

(e)
If it is determined on reasonable grounds that the amount of NZ GST paid or payable to the New Zealand Commissioner of Inland Revenue by the supplier in connection with an NZ Finance Supply differs for any reason from the NZ GST Amount paid or payable to the supplier by the recipient pursuant to clause 19.1(b), the amount of the difference must be paid by, refunded to or credited to (as applicable), the recipient promptly, and the supplier must issue a credit note or debit note (as applicable) to the Recipient.

20	Interest on overdue amounts
20.1	Obligation to pay
Each Obligor agrees to pay accrued interest under this clause 20 on the last Business Day of each calendar month and on demand.
20.2	Accrual and calculation
The interest accrues daily on each unpaid amount of the Amount Owing which is due and payable by an Obligor (including on unpaid interest under this clause):
(a)
from (and including) the due date (or, for an amount payable by reimbursement or indemnity, any earlier date the amount was incurred), up to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days; and.

(b)	subject to clause 20.4, at the Default Rate.
20.3	Compounding
Interest payable under this clause 20 which is not paid when due for payment may be added to the overdue amount by the Financier at intervals which the Financier determines from time to time or, if no determination is made, every 30 days.  Interest is payable on the increased overdue amount at the Default Rate in the manner set out in this clause 20.
20.4	Interest following judgment
If an Obligor's liability is the subject of a judgment or order, the Obligor agrees to pay interest under clause 20.2 on the amount of that liability as an independent obligation, and that this obligation continues despite, the judgment or order.  This interest:
(a)	accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and
(b)	is calculated at the judgment rate or the rate determined under clause 20.2 (whichever is higher).
21	Change to the Obligors
21.1	Additional Borrower mechanics
(a)	The Company may request that any of its Subsidiaries become an Additional Borrower. That Subsidiary shall become an Additional Borrower if:
(i)	the Company gives at least 10 Business Days' notice to all Finance Parties;
(ii)	the Financier approves the addition of that Subsidiary as an Additional Borrower;
(iii)	the Company delivers to the Financier a duly completed and executed Borrower Accession Deed Poll; and
(iv)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and
(v)	the Financier has received all of the documents and other evidence listed in Schedule 8, each in form and substance reasonably satisfactory to the Financier.
(b)
The Financier shall notify the Company promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence required to be provided under this clause 21.1.

21.2	Additional Guarantor mechanics
(a)	The Company may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:
(i)	the Financier approves the addition of that Subsidiary as an Additional Guarantor;
(ii)	the Company delivers to the Financier a duly completed and executed Guarantor Accession Deed Poll executed as a deed; and
(iii)	the Financier has received all of the documents and other evidence listed in Schedule 8, each in form and substance satisfactory to the Financier.
(b)
The Financier shall notify the Company promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence required to be provided under this clause 21.2.

21.3	Financial assistance
(a)
If it is necessary to comply with Part 2J.3 of the Australian Corporations Act (or an equivalent or comparable provision in another jurisdiction) before a Subsidiary may become an Additional Guarantor then an Obligor must procure that compliance as soon as practicable and in any event within 5 Business Days after the shortest period legally allowable.

(b)
Each Obligor must ensure that all necessary approvals and Authorisations are obtained and lodged pursuant to section 260B of the Australian Corporations Act (or an equivalent or comparable provision or whitewash procedure in another jurisdiction).

21.4	Repetition of Representations
Delivery of a Borrower Accession Deed Poll or a Guarantor Accession Deed Poll constitutes confirmation by the relevant Wholly-owned Subsidiary that the representations and warranties in this document are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.
21.5	Security Trust Deed
Any Additional Obligor must become party to the Security Trust Deed in accordance with clause 11 of the Security Trust Deed and despite any other provision of a Finance Document without doing so its accession under this deed poll will be of no force and effect.
21.6	Release of Guarantor
(a)
A Guarantor may by notice in writing to the Finance Parties be released and discharged from all its obligations as, and cease to be, a guarantor under the guarantee and the indemnity in this clause 21.6 (Release of Guarantor), if:

(i)	a Guarantor Release Deed Poll is entered into for the release of the Released Guarantor;
(ii)	the Company has provided at least 20 Business Days prior written notice to the Finance Parties of the proposed release;
(iii)	the Guarantor is not a Borrower;
(iv)	following the proposed release, the undertakings in clause 11.8 will continue to be met; and
(v)	no Event of Default or Review Event has occurred and is continuing as at the proposed date of release of that Guarantor or will occur as a result of the release.
(b)
The Company must provide such information as is reasonably requested by the Finance Parties in order to satisfy it that all requirements of sub-paragraphs (a)(i) to (v) (inclusive) above are satisfied.

(c)	If all requirements of sub-paragraphs (a)(i) to (v) (inclusive) above are satisfied, then on the later of:
(i)	expiry of the notice period referred to in sub-paragraph (a)(ii) in respect of the Released Guarantor; and
(ii)	the execution of the relevant Guarantor Release Deed Poll by all parties to it, the Released Guarantor is released from its obligations under this deed poll.
(d)	The Company must provide to the Finance Parties a copy of the executed Guarantor Release Deed Poll.
22	Dealing with interests
22.1	No dealing by the Obligors
No Obligor may assign, transfer or otherwise deal with its rights under any Finance Document or allow any interest in them to arise or be varied, in each case, without the Financier's consent.
22.2	Dealings by Financier
(a)	Subject to clause 22.2(b), the Financier may assign, transfer or novate all or any of its rights or obligations under the Finance Documents at any time:
(i)
without consent of any Obligor or any other person, to a bank, financial institution or to a trust, fund or other entity whose credit rating in each case is not less than 'A –' (as rated by Standard & Poor's (Australia) Pty Ltd (ACN 007 324 852) (trading as Standard & Poor's) or equivalent rating as rated by Moody's). If the Financier assigns, transfer or novates all or any of part of its rights and/or obligations under the Finance Documents, the Financier shall notify the Obligors as soon as practicable thereafter; or

(ii)
with the consent of the Company, which consent must not be unreasonably withheld or delayed or made subject to unreasonable conditions, and which consent will be taken to have been given 10 Business Days after the Financier has requested it unless consent is expressly refused by the Company within that time.

(b)	Despite anything else in this clause 22, the Financier may at any time without the consent of, or consultation with, or notice to, an Obligor or any other person do any one or more of the following:
(i)	assign or otherwise deal with all or any of its rights under the Finance Documents to a securitisation or funding vehicle where the Financier remains lender of record;
(ii)	sub-participate or enter into a credit derivative transaction or a synthetic securitisation transaction in relation to all or part of a Facility; and
(iii)	assign, transfer, novate or otherwise deal with all or any of its rights or obligations under the Finance Documents:
(A)	to a Related Entity of the Financier; or
(B)	if an Event of Default or Review Event subsists.
22.3	By Security Trustee
The Security Trustee may only deal with its rights and obligations under this deed poll or any other Finance Document in accordance with the Security Trust Deed.
22.4	Assistance
(a)	Each party agrees to do or execute anything reasonably requested by a Finance Party to effect an assignment, transfer, novation or substitution under this clause 22.
(b)
Each Obligor will provide such information, documents and co-operation as the Financier may reasonably require in connection with any sub-participation or securitisation contemplated by this clause 22.

22.5	Transferor released from obligations
A Finance Party will be released from any obligations transferred or novated by it under clause 22.2 on the transfer or novation taking effect.
22.6	Disclosure of information
A Finance Party may disclose any information it considers appropriate about an Obligor, the Transaction Documents and any transaction in connection with any of them to a proposed permitted assignee, permitted transferee, sub-participant, securitisation vehicle or any proposed participant in a credit derivative transaction or a synthetic securitisation transaction in connection with the Finance Documents, to any ratings agency or Governmental Agency and to a person proposing to enter into any arrangement with the Financier, the Security Trustee or a Receiver in connection with the Finance Documents, provided that:
(a)	the recipient agrees to keep the information confidential; and
(b)	the Financier notifies the Company prior to making the disclosure.
22.7	No increased costs
Despite anything to the contrary in this deed poll, if a Financier novates, assigns or transfers any of its rights or obligations under a Finance Document, an Obligor will not be required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges:
(a)	which results directly from the novation, assignment or transfer (as applicable); and
(b)	of which the Financier, its novatee, assignee or transferee was actually aware or ought reasonably to have been aware on the date of the novation, assignment or transfer.
22.8	Set-off against other persons
If a Financier novates, assigns, transfers or otherwise deals with its rights under a Finance Document, an Obligor may not claim against any novatee, assignee or transferee (or any other person who has an interest in the Finance Document) any set-off or other right which it has against the Financier.
23	Notices and other communications
23.1	Form - all communications
Unless expressly stated otherwise in another Finance Document, all notices, certificates, consents, approvals, waivers and other communications (Notice) in connection with a Finance Document must be in writing, in English and signed by an Authorised Officer of the sender and marked for the attention of the person identified in Schedule 1 or Schedule 2 or, if the recipient has notified otherwise, then marked for attention in the way last notified.
23.2	Form - communications sent by email
(a)	Notices sent by email need not be marked for attention in the way stated in clause 23.1. However, the email must state the first and last name of the sender.
(b)	Notices sent by email are taken to be signed by the named sender.
(c)	Notices to the Security Trustee may not be given by email.
23.3	Delivery
Notices must be:
(a)	left at the address set out or referred to in Schedule 1 or Schedule 2 (as varied by any Notice given by the recipient); or
(b)	sent by prepaid ordinary post (airmail, if appropriate) to the address set out or referred to in Schedule 1 or Schedule 2(as varied by any Notice given by the recipient); or
(c)	sent by fax to the fax number set out or referred to in Schedule 1 or Schedule 2(as varied by any Notice given by the recipient); or
(d)	other than any notice under clause 15.3, sent by email to the address set out or referred to in Schedule 1 or Schedule 2(as varied by any Notice given by the recipient).
However, if the intended recipient has notified a changed address or fax number, then communications must be to that address or number.
23.4	When effective
Notices take effect from the time they are received or taken to be received under clause 23.5 (whichever happens first) unless a later time is specified.
23.5	When taken to be received
Notices are taken to be received:
(a)	if hand delivered, on delivery;
(b)	if sent by post, three days after posting (or seven days after posting if sent from one country to another); or
(c)	if sent by fax, at the time shown in the transmission report as the time that the whole fax was sent; or
(d)	if sent by email:
(i)	when the sender receives an automated message confirming delivery; or
(ii)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, whichever happens first.
23.6	Receipt outside business hours
Despite clauses 23.4 and 23.5, if Notices are received or taken to be received under clause 23.5 after 4.00 pm in the place of receipt or on a non-Business Day, they are taken to be received at 9.00 am on the next Business Day and take effect from that time unless a later time is specified.
23.7	Validity
A Notice is validly given by a Finance Party even if returned unclaimed or if the recipient has been wound up or is absent from the place the Notice is delivered or sent to.
23.8	Waiver of notice period
A Financier may waive a period of notice required to be given by the Obligor under these terms and conditions.
23.9	Other methods
This clause 23 does not limit any provision for giving Notices in another Finance Document, or limit any other method for giving Notices or serving demands provided for by law.
23.10	Notices under Secured Finance Documents
This clause 23 does not apply to the giving of Notices under or in connection with a Secured Finance Document by or to a Finance Party who is a 'Beneficiary' under the Security Trust Deed.
24	Protection of the Finance Parties
24.1	Finance Parties not restricted
A Finance Party need not:
(a)	exercise a Power, give a consent or make a decision under a Finance Document unless the Finance Document expressly provides otherwise; or
(b)	resort to a Security or Power before resorting to any other of them and shall act in good faith and reasonably at all time.
24.2	Finance Parties not liable
To the extent permitted by law, a Finance Party and any Attorney will not be liable to anyone for any Loss in relation to an exercise or attempted exercise of a Power, or a failure or delay in exercising a Power.
24.3	Reinstating avoided transaction
Each Obligor agrees that if a payment or other transaction relating to the Amount Owing is void, voidable, unenforceable or defective for any reason or a related claim is upheld, conceded or settled (each an Avoidance), then even though a Finance Party knew or should have known of the Avoidance:
(a)
each Power and an Obligor's liability under each Finance Document will be what it would have been, and will continue, as if the payment or transaction the subject of the Avoidance had not occurred; and

(b)
it will immediately execute and do anything necessary or required by the Finance Party to restore a Finance Party to its position immediately before the Avoidance (including reinstating any Finance Document).

This clause 24.3 survives any termination or full or partial discharge or release of any Finance Document.
24.4	Authorised Officer
Each Obligor irrevocably authorises each Finance Party to rely on a certificate by any person purporting to be its director or company secretary as to the identity and signatures of its Authorised Officer, and to rely on any Notice or other document contemplated by any Finance Document which bears the purported signature (whether given by facsimile or otherwise) of its Authorised Officer.  Each Obligor warrants that those persons have been authorised to give notices and communications under or in connection with the Finance Documents.
24.5	Finance Party's opinion
An opinion or view of a Finance Party for the purposes of the Finance Documents may be formed or held on its behalf by its Authorised Officer, its board of directors or by any other person it authorises to act on its behalf in relation to the Finance Documents.
24.6	Anti-Money Laundering and sanctions
(a)	Each Obligor agrees that a Finance Party may delay, block or refuse to process any transaction without incurring any liability if the Finance Party reasonably suspects that:
(i)	the transaction may breach any law or regulation in Australia or any other country;
(ii)
the transaction involves any person (natural, corporate or governmental) that is itself sanctioned or is connected, directly or indirectly, to any person that is sanctioned under economic and trade sanctions imposed by the United States of America, the European Union or any country; or

(iii)	the transaction may directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country.
(b)
Notwithstanding any other provision of a Finance Document to the contrary, each Obligor agrees to provide any information and documents that are within its possession, custody or control as reasonably required by any Finance Party in order for the Finance Party to comply with the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) and any other anti-money laundering or counter-terrorism financing laws or regulations including without limitation, any laws or regulations imposing 'know your customer' or other identification checks or procedures, that apply to a Finance Party, in any jurisdiction in connection with the Finance Documents (AML/CTF Laws).

(c)
If any Finance Party forms the view that, in its reasonable opinion, it is required to disclose information obtained in connection with the Finance Documents to any person in order to comply with any AML/CTF Laws, the parties agree that, to the extent permitted by law, such disclosure will not breach any duty of confidentiality owed by that Finance Party to any other party to this document.

(d)
Each Obligor represents and warrants in favour of each Finance Party that it is not acting as trustee, agent or on behalf of another person in entering into the Finance Documents, except to the extent expressly provided in the Finance Documents or disclosed in writing to the Finance Parties before the date of this document.

(e)
Each Obligor agrees to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to anti-money laundering, counter-terrorism financing or economic and trade sanctions.

24.7	Protection for statutory proscriptions
Notwithstanding any other provisions of a Finance Document to the contrary, a Finance Party is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any applicable law or regulation.
24.8	PPS further assurances
Each Obligor agrees to notify the Finance Parties at least 14 days before the occurrence of any of the following:
(a)	the Obligor (or if the Obligor is a trust or partnership, the trust or the partnership) changes its name;
(b)
any ABN, ARBN or ARSN allocated to the Obligor (or if the Obligor is a trust or partnership, the trust or the partnership) changes, is cancelled or otherwise ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply, to it); or

(c)	the Obligor becomes trustee of a trust, or a partner in a partnership, not stated in this deed poll.
24.9	Exclusion of PPS Law provisions
To the extent the law permits (and without limiting the provisions of any other Finance Document):
(a)	for the purposes of sections 115(1) and 115(7) of the Australian PPSA:
(i)	the Finance Parties need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4) of the Australian PPSA; and
(ii)	sections 142 and 143 of the Australian PPSA are excluded;
(b)	for the purposes of section 115(7) of the Australian PPSA, the Finance Parties need not comply with sections 132 and 137(3) of the Australian PPSA; and
(c)	each Obligor agrees that:
(i)	it contracts out of sections 114(1)(a), 133 and 134 of the NZ PPSA; and
(ii)	it waives its rights to;
(A)	receive a statement of account under section 116 of the NZ PPSA;
(B)	receive notice of the Secured Party's proposal to retain Personal Property under section 120(2) of the NZ PPSA;
(C)	object to the Secured Party's proposal to retain any Personal Property under section 121 of the NZ PPSA;
(D)	not have goods damaged when the Secured Party (or any person on its behalf) removes an accession under section 125 of the NZ PPSA;
(E)	be reimbursed for damage caused when the Secured Party (or any person on its behalf) removes an accession under section 126 of the NZ PPSA;
(F)	refuse permission to remove an accession under section 127 of the NZ PPSA;
(G)	receive notice of the removal of an accession under section 129 of the NZ PPSA; and
(H)	apply to the court for an order concerning the removal of an accession under section 131 of the NZ PPSA; and
(d)
if a PPS Law is amended after the date of this deed poll to permit each Obligor and the Finance Parties to agree to not comply with or to exclude other provisions of the PPS Law, the Finance Parties may notify the Obligor that any of these provisions is excluded, or that the Finance Parties need not comply with any of these provisions, as notified to the Obligor by the relevant Finance Party.

24.10	Exercise of rights by Finance Party
If the Finance Party exercises a Power in connection with this deed poll, that exercise is taken not to be an exercise of a right, power or remedy under the relevant PPS Law unless the Finance Party states otherwise at the time of exercise.  However, this clause does not apply to a Power which can only be exercised under the relevant PPS Law.
24.11	No notice required unless mandatory
(a)	Without limiting clause 24.9, to the extent the law permits, each Obligor waives:
(i)	its rights to receive any notice that is required by:
(A)	any provision of a PPS Law (including a notice of a verification statement); or
(B)	any other law before a secured party or Receiver exercises a Power; and
(ii)	any time period that must otherwise lapse under any law before a secured party or Receiver exercises a Power.
(b)
If the law which requires a period of notice or a lapse of time cannot be excluded, but the law provides that the period of notice or lapse of time may be agreed, that period or lapse is one day or the minimum period the law allows to be agreed (whichever is the longer).

(c)	However, nothing in this clause 24.11 prohibits the Financier or any Receiver from giving a notice under a PPS Law or any other law.
24.12	Other rights
Where a Finance Party has Powers in addition to, or existing separately from, those in Chapter 4 of the Australian PPSA or Part 9 of the NZ PPSA, those Powers will continue to apply and are not limited or excluded (or otherwise adversely affected) by the Australian PPSA or the NZ PPSA (as the case may be).  This is despite clause 24.9 or any other provision of a Finance Document.
24.13	Interpretation
In this clause 24, the following words and expressions have the same meanings given to them in the relevant PPS Law: control, financing change statement, financing statement, personal property, purchase money security interest, serial number and verification statement.
25	General
25.1	Application to Finance Documents
If anything in this clause 25 is inconsistent with a provision in another Finance Document, then the provision in the other Finance Document prevails for the purposes of that Finance Document.
25.2	Consents, approvals, waivers
(a)
A consent, approval or waiver required under this document or any Finance Document from the Security Trustee or a Finance Party may be given or withheld, or may be given subject to any conditions, as the Security Trustee or a Finance Party reasonably thinks fit, unless this document or the relevant Finance Document expressly provides otherwise.

(b)
A consent, approval or waiver by a Finance Party in relation to a Finance Document is effective only if in writing.  If given subject to conditions, the consent, approval or waiver only takes effect subject to compliance with those conditions to the Finance Party's satisfaction.

25.3	Certificates
The Security Trustee or a Financier may give an Obligor a certificate about an amount payable or other matter in connection with a Finance Document. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.
25.4	Set-off
(a)
If an Event of Default is continuing, the Financier may without any demand or notice, set off any amount owing by the Financier to any Obligor (whether or not due for payment) against any amount due for payment by any Obligor to the Financier under a Finance Document whether or not the amount owed by the Financier or an Obligor is immediately payable or is owed alone or with any other person.

(b)
Each Obligor irrevocably authorises the Financier to do anything necessary to effect any set-off under this clause 25.4 (including to sign any document, effect appropriate currency exchanges, varying the date for payment of any amount owing by the Financier to any Obligor and making currency exchanges).

25.5	Discretion in exercising rights
A Financier may exercise a Power or give or refuse its consent under a Finance Document in good faith and acting reasonably.
25.6	Remedies cumulative
The Powers, rights and remedies of a Finance Party under any Finance Document are in addition to other rights and remedies given by law independently of the Finance Document, and do not limit or exclude such Powers under law.  Full or partial exercise of a Power does not prevent a further exercise of that or any other Power.  No failure or delay in exercising a Power operates as a waiver or representation.  Unless expressly provided in a Finance Document, no Power or Finance Document merges in, limits or excludes any other Power, Finance Document or judgment which a Finance Party (or anyone claiming through it) may have or obtain.
25.7	Indemnities
Any indemnity or reimbursement obligation in a Finance Document is a continuing obligation, independent of the Obligor's other obligations under that Finance Document and is absolute, irrevocable, unconditional and payable on demand and continues despite any settlement of account, termination of any Finance Document or anything else.  It is not necessary for the Financier to incur expense or make payment before enforcing a right of indemnity under a Finance Document. A Finance Party need not incur an expense or make a payment before enforcing an indemnity or reimbursement obligation in a Finance Document.
25.8	Rights and obligations are unaffected
Rights given to the Financier under a Finance Document and the Obligors' liabilities under it are not affected by anything which might otherwise affect them at law.
25.9	Inconsistent law
To the extent permitted by law, each Finance Document prevails to the extent it is inconsistent with any law.
25.10	Supervening legislation
Any present or future legislation which operates to vary the obligations of the Obligors in connection with a Finance Document with the result that the Financier's Powers are adversely affected (including by way of delay or postponement) or which operates otherwise reduce the effectiveness of the Powers is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.
25.11	Variation
A provision of a Finance Document, or right created under it, may not be varied except in writing signed by the party or parties to be bound.
25.12	Confidentiality
Each party agrees not to disclose information provided by any other party that is not publicly available (including the existence of or contents of any Finance Document) except:
(a)
by a Finance Party, to any person in connection with the exercise or enforcement of any rights, remedies or other powers or a dealing with rights or obligations under a Finance Document (including when the Security Trustee or a Financier consults other Financiers or in connection with preparatory steps such as negotiating with any potential assignee or potential sub-Financier or other person who is considering contracting with the Financier in connection with a Finance Document), provided the recipient agrees to act consistently with this clause 25.12;

(b)
by a Finance Party, in accordance with clause 22.6 or a credit swap with the Financier involving credit events relating to the Borrower or any of its Related Entities, provided the recipient agrees to act consistently with this clause 25.12;

(c)	to officers, employees, legal and other advisers and auditors of an Obligor, Security Trustee or a Financier on a confidential basis;
(d)	to any party to this deed poll or any Related Entity of any party to this deed poll, provided the recipient agrees to act consistently with this clause 25.12;
(e)	with the consent of the party who provided the information (such consent not to be unreasonably withheld);
(f)	as required by any law, an order of a court of tribunal, any directive or request of any Governmental Agency (whether or not having the force of law) or stock exchange, subject to clause 25.13;
(g)	in connection with any proceedings before a court, tribunal or other Governmental Agency;
(h)	where the disclosure is necessary to obtain an Authorisation from any Governmental Agency;
(i)	to any rating agency to the extent required by them and provided that the recipient agrees to keep such information confidential; or
(j)	as expressly permitted or required under a Finance Document.
Each party consents to disclosures made in accordance with this clause 25.12.
25.13	PPSA confidentiality
(a)	In this clause 25.13, all references to sections are to sections in the Australian PPSA.
(b)
The parties must not disclose information of the kind mentioned in section 275(1), except in the circumstances required by sections 275(7)(b) to (e).  The Company must obtain the Security Trustee's consent before authorising the disclosure of information under section 275(7)(c) or requesting information under section 275(7)(d).  Nothing in this paragraph prevents any disclosure by a Finance Party that it believes is necessary to comply with its other obligations under the Australian PPSA.

(c)
To the extent that it is not inconsistent with clause 25.13(a) constituting a "confidentiality agreement" for the purposes of section 275(6)(a), the Company agrees that a Finance Party may disclose information of the kind mentioned in section 275(1) as long as such Finance Party believes that it is not doing so in response to a request made by an "interested person" (as defined in section 275(9)) pursuant to section 275(1) of the Australian PPSA.

25.14	Further assurance
(a)
Each Obligor agrees to do anything the Finance Party reasonably requests (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information):

(i)	to bind it and any other person intended to be bound under the Finance Documents; or
(ii)	to show whether it is complying with this deed poll.
(b)
Each Obligor will, and will procure that all persons having or claiming any estate or interest in its assets from time to time after the date of this document will, on demand by the Security Trustee perform all acts and execute and deliver all further documents as the Security Trustee, acting reasonably, requires:

(i)	for more satisfactorily securing to the Security Trustee the payment of the Secured Money;
(ii)	to perfect the Security Interest created by any Finance Document; or
(iii)	for facilitating the exercise of any Power.
(c)
Without limiting clause 25.14(a) if the Security Trustee determines that a Finance Document (or a transaction related to a Finance Document) is or contains a Security Interest, the Obligors agrees to promptly do anything (including amending any Finance Document or executing any new document) which the Security Trustee reasonably requires for the purposes of:

(i)	ensuring that the Security Interest is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective; or
(ii)
enabling the Security Trustee to apply for registration, or give any notification, in connection with the Security Interest so that the Security Interest has the priority required by the Security Trustee; or

(iii)	enabling the Security Trustee to exercise rights in connection with the Security Interest.
(d)
Whenever any part of its Secured Property is transferred to or retained in a place where this deed poll or a Security, because of an increase in the Secured Money or otherwise, bears insufficient stamp duty or is not registered or recorded, or for any other reason is of limited or of no force or effect, unenforceable, inadmissible in evidence or of reduced priority, the Company must, within 10 Business Days  after that transfer or retention (or such longer period as the Agent may agree with the Company (acting reasonably)), ensure that:

(i)	this deed poll and each Security Document are stamped to the satisfaction of the Security Trustee;
(ii)	this deed poll and each Security is in full force and effect, enforceable, perfected, admissible in evidence and not of reduced priority; and
(iii)	this deed poll and each Security are registered in that place, or that part of the Secured Property is removed from that place.
25.15	Term of obligations
Each Obligor agrees that its obligations in the Finance Documents continue from the date of the relevant document until, subject to clause 24.3, the Amount Owing is fully and finally repaid.
25.16	Prompt performance
If a time is not specified for the performance by an Obligor of an obligation under this deed poll, it must be performed promptly.
25.17	Performance by Finance Parties
A Finance Party may do anything which an Obligor fails to do as required by, or in accordance with, a Finance Document.  This does not limit or exclude a Finance Party's Powers in any way.
25.18	Notices or demands as evidence
A notice or certificate from or demand by a Finance Party stating that a Review Event or Event of Default has occurred, or that a specified sum of money is owing or payable under a Finance Document or stating any other fact or determination relevant to the rights or obligations of the Financier, the Security Trustee or an Obligor under a Finance Document, is taken to be correct unless proved incorrect.
25.19	Severability
A provision of a Finance Document that is illegal, invalid or unenforceable in a jurisdiction is ineffective in that jurisdiction to the extent of the illegality, invalidity or unenforceability.  This does not affect the validity or enforceability of that provision in any other jurisdiction, nor the remainder of that Finance Document in any jurisdiction.
25.20	Code of Banking Practice
Each Obligor agrees that none of the Codes of Banking Practice published from time to time by the Australian Bankers' Association Inc. apply to the Finance Documents, or to any transaction or service provided under them.
25.21	Counterparts
This document and each other Finance Document may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart of a Finance Document which is expressed to be a deed constitutes the deed of each party who has executed and delivered that counterpart.  Each counterpart of a Finance Document constitutes an original of that Finance Document, all counterparts of which together constitute one instrument.  A party who has executed a counterpart of a Finance Document may exchange it with another party by faxing, or by emailing a pdf (portable document format) copy of, the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post.  Failure to make that delivery will not affect the validity of the document.
25.22	Governing law
(a)	This deed poll is governed by the law in force in New South Wales
(b)	Each Finance Document (other than this deed poll) is governed by the law in force in New South Wales, except to the extent otherwise provided in the relevant Finance Document.
25.23	Jurisdiction
(a)
Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.

(b)	A Finance Party may take proceedings in connection with the Finance Documents in any other court with jurisdiction or concurrent proceedings in any number of jurisdictions.
25.24	Serving documents
Without preventing any other method of service, any document in a court action in connection with a Finance Document may be served on a party by being delivered to or left at that party's address for service of notices under clause 23.3.
25.25	Process Agent
(a)
Each Obligor appoints the Company as its agent to accept service of process under or in connection with the Finance Documents, and the Company accepts the appointment.  The appointment may not be revoked without the Majority Financiers' consent.

(b)
Each Obligor agrees that service of documents on its process agent is sufficient service on the Obligor, and that failure by a process agent to notify the Obligor of any document in an action in connection with any Finance Document will not invalidate the action concerned.

Schedule 1 –
Parties and Details for Notices – Borrowers

Borrowers
Name	Royal Wolf Trading Australia Pty Limited
ACN	069 244 417
ABN	38 069 244 417
Address for Notice	Level 2, 22 – 28 Edgeworth David Avenue, Hornsby NSW 2077
Tel	(612) 9485 4000
Fax	(612) 9423 6923
Email	gbaker@royalwolf.com.au
Attention	Chief Financial Officer

Name	Royalwolf Trading New Zealand Limited
Company number	1062072
Address for Notice	Level 2, 22 – 28 Edgeworth David Avenue, Hornsby NSW 2077
Tel	(612) 9485 4000
Fax	(612) 9423 6923
Email	gbaker@royalwolf.com.au
Attention	Chief Financial Officer

Schedule 2
Parties and Details for Notices – Guarantors and Obligors
Guarantors and Obligors
Name	Royal Wolf Holdings Limited
ACN	121 226 793
ABN	91 121 226 793
Address for Notice	Level 2, 22 – 28 Edgeworth David Avenue, Hornsby NSW 2077
Tel	(612) 9485 4000
Fax	(612) 9423 6923
Email	gbaker@royalwolf.com.au
Attention	Chief Financial Officer

Name	Royal Wolf Trading Australia Pty Limited
ACN	069 244 417
ABN	38 069 244 417
Address for Notice	Level 2, 22 – 28 Edgeworth David Avenue, Hornsby NSW 2077
Tel	(612) 9485 4000
Fax	(612) 9423 6923
Email	gbaker@royalwolf.com.au
Attention	Chief Financial Officer

Name	Kookaburra Containers Pty Ltd
ACN	079 735 050
ABN	22 079 735 050
Address for Notice	Level 2, 22 – 28 Edgeworth David Avenue, Hornsby NSW 2077
Tel	(612) 9485 4000
Fax	(612) 9423 6923
Email	gbaker@royalwolf.com.au
Attention	Chief Financial Officer

Name	Royalwolf Trading New Zealand Limited
Company number	1062072
Address for Notice	Level 2, 22 – 28 Edgeworth David Avenue, Hornsby NSW 2077
Tel	(612) 9485 4000
Fax	(612) 9423 6923
Email	gbaker@royalwolf.com.au
Attention	Chief Financial Officer

Name	Royalwolf NZ Acquisition Co. Limited
Company number	2115393
Address for Notice	Level 2, 22 – 28 Edgeworth David Avenue, Hornsby NSW 2077
Tel	(612) 9485 4000
Fax	(612) 9423 6923
Email	gbaker@royalwolf.com.au
Attention	Chief Financial Officer

Schedule 3
Group Structure – clause 11.1(k)

Schedule 4
 Compliance certificate

[COMPANY'S LETTERHEAD]
[Date]
To: [Name of Financier]
[Address of Financier]
Attention: [Insert name of relevant individual]
Compliance Certificate - Common Terms Deed Poll dated [date] (Common Terms Deed Poll)
Clause numbering and expressions defined in the Common Terms Deed Poll apply in this certificate.
We certify that as at the date of this certificate:
1.
the financial undertakings contained in clause 11.8 (Financial Undertakings) are complied with and have been complied with since the date of the last compliance certificate provided to you under clause 11.1(i) of the Common Terms Deed Poll.  The computations and financial and other information necessary to establish compliance are set out in the annexure to this certificate;

2.	no Review Event, Event Default or Potential Event of Default subsists; and
3.	the representations and warranties in the Common Terms Deed Poll are correct and not misleading by reference to the facts and circumstances subsisting as at the date of this certificate.

Director	*Director/Company Secretary/Authorised Officer (delete whichever is not applicable)
Name (print):	Name (print):

Schedule 5
 Borrower Accession Deed Poll (clause 21)
Borrower Accession Deed Poll
Date
Deed poll by
Name	[Full name of Additional Borrower]
ABN	[ ]
Short form name	Additional Borrower
Notice details	[ ] Facsimile: [ ]
Attention: [ ]

and each Obligor
In favour of:
Each Finance Party and Obligor from time to time.
Agreed terms
1.	Defined terms & interpretation
In this deed poll:
(a)	Accession Date means the date of this deed poll.
(b)	Common Terms Deed means the deed entitled 'Royal Wolf Common Terms Deed' given by [insert parties] and others dated [insert date];
(c)	Finance Document means the Common Terms Deed Poll and each other Finance Document to which the Borrower and the Obligors are party;
(d)	terms defined in the Common Terms Deed Poll have the same meanings when used in this deed poll unless otherwise defined in this deed poll; and
(e)	the provisions of clause 1.2 (References to certain general terms), of the Common Terms Deed Poll are incorporated in, and apply to, this deed poll as if set out in full with any necessary amendments.
2.	Benefit
This deed poll:
(a)	is entered into by the Additional Borrower and each other Obligor in favour of and for the benefit of; and
(b)	may be relied on and is enforceable by,
each Finance Party and Obligor from time to time (even though a Finance Party or Obligor is not a party to this deed poll or may not be in existence at the time of execution and delivery of this deed poll or the Common Terms Deed Poll).
Each of the Additional Borrower and each Obligor acknowledges receiving valuable consideration for signing this deed poll.
3.	Accession
(a)	On and from the Accession Date the Additional Borrower:
(i)	irrevocably agrees to become a party to the Common Terms Deed Poll and each Finance Document;
(ii)
acquires all rights and benefits of, and irrevocably agrees to comply with and be bound by all present and future obligations of a Borrower and an Obligor under the Finance Documents as a party to those documents in that capacity; and

(iii)	agrees to do all things that a Borrower and an Obligor is required under a Finance Document to procure or ensure are to be done by the Additional Borrower in connection with a Borrower and an Obligor;
(iv)
irrevocably appoints the Company as its agent to accept service of process under or in connection with the Finance Documents in accordance with the provisions of clause 25.25 of the Common Terms Deed Poll as if that clause was set out in full in this deed poll; and

(b)	Each Obligor agrees to the accession of the Additional Borrower under this deed poll.
(c)	The Additional Borrower and each other Obligor agrees that this deed poll is an 'Borrower Accession Deed Poll' for the purposes of the Common Terms Deed Poll.
(d)	The Company confirms that no Default is continuing or would occur as a result of that Wholly-owned Subsidiary becoming an Obligor.
4.	Acknowledgment
The Additional Borrower acknowledges having received a copy of, and approved, the Common Terms Deed Poll and each other Finance Document, together with all other documents and information it requires in connection with this deed poll, before signing this deed poll.
5.	Representations and warranties
(a)	The Additional Borrower gives the representations and warranties in the Finance Documents of a Borrower and an Obligor, as at the Accession Date.
(b)	Each Obligor represents and warrants that the Additional Borrower is a Wholly-owned Subsidiary of the Company.
6.	Notices and other communications
The notice details of the Additional Borrower for the purposes of the Finance Documents are specified above.
7.	Governing law and jurisdiction
This deed poll is governed by the laws of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.
8.	Counterparts
This deed poll may be executed in any number of counterparts.  Each counterpart constitutes an original of this deed poll, all of which together constitute one instrument.  A party who has executed a counterpart of this deed poll may exchange it with another party by faxing, or by emailing a pdf (portable document format) copy of, the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post.  Failure to make that delivery will not affect the validity of this deed poll.

EXECUTED as a deed poll.
Each attorney signing this deed poll under a power of attorney certifies, by the attorney's signature, that the attorney has no notice of the revocation of the power of attorney.
[Execution by the Additional Borrower]]
[Execution by each Obligor]]

--------------------------------------------------------[signature]
Signed at………….this…………day of………..[year]

Schedule 6

 Guarantor Accession Deed Poll (clause 21)
Guarantor Accession Deed Poll
Date
Deed poll by
Name	[Full name of Additional Guarantor]
ABN	[ ]
Short form name	[Additional Guarantor]
Notice details	[ ] Facsimile: [ ]
Attention: [ ]

and each Obligor
In favour of:
Each Obligor and Finance Party from time to time.
Agreed terms
1.	Defined terms & interpretation
In this deed poll:
(a)	Accession Date means the date of this deed poll.
(b)	Common Terms Deed Poll means the deed entitled 'Royal Wolf Common Terms Deed Poll' given by [insert parties] and others dated [insert date];
(c)	Finance Document means the Common Terms Deed and each other Finance Document to which the Borrower and the Obligors are party;
(d)	terms defined in the Common Terms Deed have the same meanings when used in this deed poll unless otherwise defined in this deed poll; and
(e)	the provisions of clause 1.2 (References to certain general terms), of the Common Terms Deed are incorporated in, and apply to, this deed poll as if set out in full with any necessary amendments.
2.	Benefit
This deed poll:
(a)	is entered into by the Additional Guarantor and each Obligor in favour of and for the benefit of; and
(b)	may be relied on and is enforceable by,
each Finance Party and Obligor from time to time (even though a Finance Party or Obligor is not a party to this deed poll or may not be in existence at the time of execution and delivery of this deed poll or the Common Terms Deed Poll).
Each of the Additional Guarantor and each Obligor acknowledges receiving valuable consideration for signing this deed poll.
3.	Accession
(a)	On and from the Accession Date the Additional Guarantor:
(i)	irrevocably agrees to become a party to the Finance Documents as a Guarantor and an Obligor, as if named as a party as such in the Finance Documents;
(ii)
acquires all rights and benefits of, and irrevocably agrees to comply with and be bound by all present and future obligations of a Guarantor and an Obligor under the Finance Documents as a party to those documents in that capacity; and

(iii)
agrees to do all things that a Guarantor and an Obligor is required under a Finance Document to procure or ensure are to be done by the Additional Guarantor in connection with becoming a Guarantor and an Obligor]

(iv)
irrevocably appoints the Company as its agent to accept service of process under or in connection with the Finance Documents in accordance with the provisions of clause 25.25 of the Common Terms Deed as if that clause was set out in full in this deed poll; and

(b)	Each Obligor agrees to the accession of the Additional Guarantor under this deed poll.
(c)	The Company, Additional Guarantor and each other Obligor agrees that this deed poll is a 'Guarantor Accession Deed Poll' for the purposes of the Common Terms Deed.
(d)	The Company confirms that no Default is continuing or would occur as a result of that Wholly-owned Subsidiary becoming a Guarantor and an Obligor.
4.	Acknowledgment
The Additional Guarantor acknowledges having received a copy of, and approved, the Common Terms Deed Poll and each other Finance Document, together with all other documents and information it requires in connection with this deed poll, before signing this deed poll.
5.	Representations and warranties
(c)	The Additional Guarantor gives the representations and warranties in the Finance Documents of a Guarantor and an Obligor as at the Accession Date.
(d)	Each Obligor represents and warrants that the Additional Guarantor is a Wholly-owned Subsidiary of the Company.
6.	Notices and other communications
The notice details of the Additional Guarantor for the purposes of the Finance Documents are specified above.
7.	Governing law and jurisdiction
This deed poll is governed by the laws of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.
8.	Counterparts
This deed poll may be executed in any number of counterparts.  Each counterpart constitutes an original of this deed poll, all of which together constitute one instrument.  A party who has executed a counterpart of this deed poll may exchange it with another party by faxing, or by emailing a pdf (portable document format) copy of, the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post.  Failure to make that delivery will not affect the validity of this deed poll.

EXECUTED as a deed poll.
Each attorney signing this deed poll under a power of attorney certifies, by the attorney's signature, that the attorney has no notice of the revocation of the power of attorney.
[Execution by the Additional Guarantor
[Execution by each existing Obligor]

--------------------------------------------------------[signature]
Signed at………….this…………day of………..[year]

Schedule 7
Guarantor Release Deed Poll (clause 21.6)
[COMPANY'S LETTERHEAD]
Guarantor Release Deed Poll
[Date]
To: [Name of Financier] (Financier)
[Notice address of Financier]
Attention: [insert]
Guarantor Release Deed Poll - Common Terms Deed dated [date] between [insert] (Common Terms Deed)
By
Name	[Full name of Released Guarantor]
ABN / Company Number	[ ]
Short form name	Released Guarantor
Notice details	As specified in the Common Terms Deed

and each Obligor
In favour of:
Each Obligor and Finance Party from time to time.
Agreed terms
1.	Interpretation
1.1	Incorporated definitions
Unless otherwise defined in this deed poll, a term defined in the Common Terms Deed has the same meaning when used in this deed poll.  The provisions of clause 1.2 (References to certain general terms) of the Common Terms Deed are incorporated in, and apply to, this deed poll as if set out in full with any necessary amendments.
1.2	Definition
In this deed poll, Effective Date means the date falling 10 Business Days after the date of this deed poll.
2.	Benefit
This deed poll:
(a)	is entered into by the Released Guarantor and each Obligor in favour of and for the benefit of; and
(b)	may be relied on and is enforceable by,
each Finance Party and Obligor from time to time (even though a Finance Party or Obligor is not a party to this deed poll or may not be in existence at the time of execution and delivery of this deed poll or the Common Terms Deed Poll).
The Released Guarantor and each other Obligor acknowledges receiving valuable consideration for signing this deed poll.
3.	Released Guarantor
The Company, the Released Guarantor and each continuing Guarantor:
(a)
confirms that with effect on and from the Effective Date, [insert name of retiring Guarantor] (Released Guarantor) will, subject to all the conditions to the release in clause 21.6 of the Common Terms Deed being met, be released from the Guarantee and Indemnity and as a Guarantor under the Common Terms Deed; and

(b)
represents and warrants in favour of each Financier that no Default or Event of Review subsists or would be caused by the release of the Retiring Guarantor and there is no requirement for the Released Guarantor to be, a Guarantor under the terms of any Finance Document.

4.	Consent and Acknowledgment
Each Obligor consents to the release in clause 3 and acknowledges for the benefit of the Financier that nothing in this deed poll affects its liability and obligations to the Financier or the Financier's Powers in respect of the Obligors under a Finance Document.
5.	Governing law and jurisdiction
This deed poll is governed by the laws of New South Wales and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.
6.	Counterparts
This deed poll may be executed in any number of counterparts.  Each counterpart constitutes an original of this deed poll, all of which together constitute one instrument.  A party who has executed a counterpart of this deed poll may exchange it with another party by faxing, or by emailing a pdf (portable document format) copy of, the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post.  Failure to make that delivery will not affect the validity of this deed poll.
Executed as a deed poll.
Each attorney signing this deed poll under a power of attorney certifies, by the attorney's signature, that the attorney has no notice of the revocation of the power of attorney.

[Execution by Released Guarantor]
[Execution by each other Obligor]

Schedule 8
Additional Obligor conditions precedent (clause 21)
Item	Description	Form
1. Authorised Representative Certificate - Australia
An authorised representative certificate for each Additional Borrower in the form required by the Financier properly completed and with all required attachments, duly signed by two directors (or a director and a company secretary) and dated no earlier than 2 Business Days before the date of the Borrower Accession Deed Poll.
Original
2. Verification certificate
A verification certificate for each Obligor and each Additional Obligor in the form required by the Financier properly completed and with all required attachments, duly signed by two directors (or a director and a company secretary) and dated no earlier than 2 Business Days before the date of the Borrower Accession Deed Poll or Guarantor Accession Deed Poll (as applicable).
Original
3. Accession Deed
The Borrower Accession Deed Poll or Guarantor Accession Deed Poll (as applicable), properly executed by the Additional Obligor and all other parties to it (other than the Financier) and, where applicable:
• in registrable form, together with all things (including documents) necessary to register the Borrower Accession Deed Poll or Guarantor Accession Deed Poll (as applicable)in each relevant jurisdiction; and
• having had all Taxes paid on it or, if not already paid, sufficient same day funds to enable the payment of any Taxes chargeable on it, together with all things (including documents) necessary to pay those Taxes.
Original
4. Know your Customer
Completion of the Financier's KYC Checks in respect of the Additional Obligor and any other person for whom the Financier reasonably believes that an applicable customer identification procedure must be conducted in connection with the Finance Documents and the transactions contemplated by those documents.
Original
5. Legal opinions
Legal opinions acceptable to, and addressed to, the Financier from:
• Minter Ellison, legal advisers to the Finance Parties as to New South Wales law;
• Minter Ellison Rudd Watts, legal advisers to the Finance Parties as to New Zealand law;
• legal advisers to the Financier in the jurisdiction of incorporation of the Additional Obligor; and
• legal advisers to the Financier in any other relevant jurisdiction (in the Financier's opinion).
Original
6. Guarantor Threshold Test	A certificate of two directors of the Company certifying compliance with the Guarantor Threshold Test under clause 11.8(c) of the Common Terms Deed Poll.	Original
7. Process agent
Evidence that any process agent appointed under clause 25.25 (Process Agent) of the Common Terms Deed Poll has accepted its appointment by the Additional Obligor in the form of a verification certificate, duly signed by two directors and dated no earlier than 2 Business Days before the date of the Borrower Accession Deed Poll or Guarantor Accession Deed Poll (as applicable).
Original
8. Discharges and releases	Duly completed and executed discharges and releases, in registrable form, of any Security Interest (other than a Permitted Security Interest) existing over the Secured Property	Original
Other items:
Item	Description
9. Legal costs and expenses
Evidence of payment of the Financier's legal costs and expenses in relation to Financier's review, negotiation and preparation of the Accession Deed and related documentation (and the Financier's entry into any such documentation, as applicable).

10. Searches and enquiries	The results of all searches, enquiries and requisitions on the Financier's behalf with respect to each Additional Obligor.

Signing pages

This deed is executed as a deed poll by each Borrower, Guarantor and Obligor named in it, in favour of each Finance Party.
Each attorney signing this deed poll under a power of attorney certifies, by the attorney's signature, that the attorney has no notice of the revocation of the power of attorney.

Initial Borrowers

Executed by Royal Wolf Trading Australia Pty Limited in accordance with section 127 of the Australian Corporations Act by its authorised officers:

/s/ Robert Allan	/s/ Gregory Baker
Signature of director	Signature of director/secretary
Robert Allan	Gregory Baker
Name	Name

Executed by Royalwolf Trading New Zealand Limited (company number 1062072) by:

/s/ Robert Allan	/s/ Gregory Baker
Signature of director	Signature of director
Robert Allan	Gregory Baker
Name	Name

Initial Guarantors

Executed by Royal Wolf Holdings Limited in accordance with section 127 of the Australian Corporations Act by its authorised officers:

/s/ Robert Allan	/s/ Gregory Baker
Signature of director	Signature of director/secretary
Robert Allan	Gregory Baker
Name	Name

Executed by Royal Wolf Trading Australia Pty Limited in accordance with section 127 of the Australian Corporations Act by its authorised officers:

/s/ Robert Allan	/s/ Gregory Baker
Signature of director	Signature of director/secretary
Robert Allan	Gregory Baker
Name	Name

Executed by Kookaburra Containers Pty Limited in accordance with section 127 of the Australian Corporations Act by its authorised officers:

/s/ Robert Allan	/s/ Gregory Baker
Signature of director	Signature of director/secretary
Robert Allan	Gregory Baker
Name	Name

Executed by Royalwolf Trading New Zealand Limited (company number 1062072) by:

/s/ Robert Allan	/s/ Gregory Baker
Signature of director	Signature of director
Robert Allan	Gregory Baker
Name	Name

Executed by Royalwolf NZ Acquisition Co. Limited (company number 2115393) by:

/s/ Robert Allan	/s/ Gregory Baker
Signature of director	Signature of director
Robert Allan	/s/ Gregory Baker
Name	Name